Filed Pursuant to Rule 424(b)(4)
PROSPECTUS	Registration No. 333-230943

Addentax Group Corp.

5,000,000 Shares of Common Stock

This is the initial public offering of Addentax Group Corp., a Nevada company. Throughout this prospectus, unless the context requires otherwise, all references to “Addentax” refer to Addentax Group Corp., a holding company and references to “we,” “us,” “our,” the “Registrant,” the “Company” or “our company” are to Addentax and/or its consolidated subsidiaries. We are offering 5,000,000 shares of common stock, par value $0.001 per share, at an initial public offering price of $5.00 per share, on a firm commitment basis.

The offering is being made on a “firm commitment” basis by Network 1 Financial Securities, Inc. See “Underwriting.”

Our shares of commons stock offered in this prospectus are shares of Addentax, our Nevada holding company, which has no material operations of its own and conducts substantially all of its operations through the operating companies established in the People’s Republic of China, or the PRC, primarily Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd. (“YX”),   our wholly owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in the China. This is an offering of common stock of our Nevada holding company, instead of shares of our operating companies in China. Therefore, you will not directly hold any equity interests in our Chinese operating companies. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to the holding corporate structure, see “Risk Factors—Risks Relating to Our Holding Company Structure” for detailed discussions.

Additionally, as we conduct substantially all of our operations through the operating companies established in the PRC, we are subject to certain legal and operational risks associated with our business operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and we face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business. Therefore, these risks associated being based in or having substantially all of our operations through the operating companies established in China could cause the value of our securities to significantly decline or be worthless. Furthermore, these risks may result in a material change in our business operations or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, Hiways Law Firm (Shenzhen), the business of our subsidiaries until now are not subject to cybersecurity review with the Cyberspace Administration of China, or CAC, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, as confirmed by our PRC counsel, Hiways Law Firm (Shenzhen), we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor BF Borgers CPA PC, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million. Currently, these statements and regulatory actions have had no impact on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. As of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. See “Risk Factors” beginning on page 13 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our common stock.

As a holding company, our ability to pay dividends to our shareholders and to service any debt we may incur may depend upon dividends paid by our PRC Subsidiaries. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us through Yingxi Industrial Chain Investment Co., Ltd. (“Yingxi HK”), our intermediate holding subsidiary in Hong Kong, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. As of the date hereof, we have had no transactions that involved the transfer of cash or assets throughout our corporate structure. The PRC Subsidiaries have not transferred cash or other assets to Addentax, including by way of dividends. Addentax does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity. As of the date hereof, no transfers, dividends, or distributions have been made to our investors. For a detailed description of how cash is transferred through our corporate structure, see “Prospectus Summary - Transfers of Cash to and from our Subsidiaries.”

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (United States) (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, BF Borgers CPA PC, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determinations. BF Borgers CPA PC is registered with the PCAOB and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess BF Borgers CPA PC’s compliance with applicable professional standards. BF Borgers CPA PC has been inspected by the PCAOB on a regular basis, with the last inspection in November and December of 2021. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the U.S. Securities and Exchange Commission to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. If the AHFCAA is enacted, and if we are subject to it, it would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted. For more details, see “Risk Factors – Risk Associated with Our Company -A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the newly enacted “Holding Foreign Companies Accountable Act” all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.”

We are an “emerging growth company”, as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

We are a reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended. Our common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “ATXG.” The closing price for our common stock on August 30, 2022, was $7.50 per share. There is a limited public trading market for our common stock. Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “ATXG,” on or promptly after the date of this prospectus.

Investing in our securities involves a significant degree of risks. You should carefully consider the risk factors beginning on page 13 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$5.00	$25,000,000
Underwriting discounts and commissions (1)	$0.35	$1,750,000
Offering proceeds to us, before expenses	$4.65	$23,250,000

(1)

Does not include additional items of compensation payable to Network 1 Financial Securities, Inc., the representative, which includes warrants to purchase 10% of the aggregate number of shares issued in this offering, with an exercise price equal to 130% of the price per share sold in this offering. We have also agreed to reimburse the underwriter for certain accountable expenses incurred by them. See “Underwriting.”

We have also granted a 45-day option to the underwriters to purchase up to 750,000 additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares of common stock to purchasers in this offering on or about September 2, 2022.

The date of this prospectus is August 30, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). You should rely only on the information contained in this prospectus or any supplement or amendment hereto. Neither we, nor the underwriters have authorized any person to provide you with different information. Neither we, nor the underwriters are offering to sell, or seeking an offer to buy, our common stock in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained in this prospectus and any supplement or amendment hereto is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. On February 27, 2019, we effected a 1-for-20 reverse split on our shares of common stock and the proportional reduction of our total authorized shares of common stock from 506,920,000 shares to 25,346,004 shares.

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 69, before making an investment decision.

The market data and certain other statistical information used throughout this prospectus is based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors. Some market and other data included herein, as well as the data of competitors as they relate to Addentax Group Corp., is also based on our good faith estimates.

Unless the context otherwise requires, all references in this prospectus to:

●	“Addentax” refer to Addentax Group Corp.;
●	“We,” “us,” “our,” the “Registrant”, the “Company,” or “our company” refer to Addentax and/or its consolidated subsidiaries;
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission;
●	“Securities Act” refers to the Securities Act of 1933, as amended;
●	“China,” “Chinese” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;
●	all references to “RMB” or “Chinese Yuan” is to the legal currency of the People’s Republic of China; and
●	all references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States;

The Company’s reporting currency is the U.S. dollar. The functional currency of the parent company is the U.S. dollar and the functional currency of the Company’s operating subsidiaries is the Chinese Renminbi (“RMB”). For the subsidiaries whose functional currencies are the RMB, all assets and liabilities are translated at exchange rates at the balance sheet date, which are 6.34 and 6.55 as at March 31, 2022 and March 31, 2021, respectively. Revenue and expenses are translated at the average yearly exchange rates, which are 6.42 and 6.78 for the two years ended March 31, 2022 and 2021, respectively. The equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustments to other comprehensive loss, a component of equity.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under “Risk Factors” and the financial statements and notes thereto herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

Our Business

We (Addentax Group Corp.) are a Nevada holding company with no material operations of our own. We conduct substantially all of our operations through our operating companies established in the PRC, primarily Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd. (“YX”), our wholly owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in China. This is an offering of common stock of our Nevada holding company, instead of shares of our operating companies in China. Therefore, you will not directly hold any equity interests in our operating companies. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless. Our holding company, Addentax Group Corp., is listed on the OTCQB under the symbol of “ATXG”. Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “ATXG,” on or promptly after the date of this prospectus. We classify our businesses into four segments: garment manufacturing, logistics services, property management and subleasing, and epidemic prevention supplies.

Unless the context otherwise requires, all references in this prospectus to “Addentax” refer to Addentax Group Corp., a holding company, and references to “we,” “us,” “our,” the “Registrant”, the “Company,” or “our company” refer to Addentax and/or its consolidated subsidiaries. Addentax Group Corp., our Nevada holding company, is the entity in which investors are purchasing their interest from this offering.

Our subsidiaries include (i) Yingxi Industrial Chain Group Co., Ltd., a Republic of Seychelles company; (ii) Yingxi Industrial Chain Investment Co., Ltd., a Hong Kong company (“Yingxi HK”); (iii) Qianhai Yingxi Textile & Garments Co., Ltd., a PRC company; (iv) Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd, a PRC company (“YX”), (v) Dongguan Heng Sheng Wei Garments Co., Ltd, a PRC company (“HSW”), (vi) Dongguan Yushang Clothing Co., Ltd, a PRC company (“YS”), (vii) Shantou Yi Bai Yi Garment Co., Ltd, a PRC company (“YBY”), (viii) Shantou Chenghai Dai Tou Garments Co., Ltd, a PRC company (“DT”); (ix) Shenzhen Xin Kuai Jie Transportation Co., Ltd, a PRC company (“XKJ”), (x) Shenzhen Hua Peng Fa Logistic Co., Ltd, a PRC company (“HPF”), (xi) Shenzhen Yingxi Peng Fa Logistic Co., Ltd., a PRC company (“PF”), (xii) Shenzhen Yingxi Tongda Logistic Co., Ltd, a PRC company (“TD”) and (xiii) Dongguan Yingxi Daying Commercial Co., Ltd., a PRC company (“DY”).

“PRC Subsidiaries” refer to, collectively, (i) Qianhai Yingxi Textile & Garments Co., Ltd.; (ii) Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd (“YX”), (iii) Dongguan Heng Sheng Wei Garments Co., Ltd (“HSW”), (iv) Dongguan Yushang Clothing Co., Ltd (“YS”); (v) Shantou Yi Bai Yi Garment Co., Ltd (“YBY”); (vi) Shantou Chenghai Dai Tou Garments Co., Ltd (“DT”); (vii) Shenzhen Xin Kuai Jie Transportation Co., Ltd (“XKJ”); (viii) Shenzhen Hua Peng Fa Logistic Co., Ltd (“HPF”); (ix) Shenzhen Yingxi Peng Fa Logistic Co., Ltd (“PF”).; (x) Shenzhen Yingxi Tongda Logistic Co., Ltd (“TD”); and (xi) Dongguan Yingxi Daying Commercial Co., Ltd (“DY”). In 2020, the Company disposed DT and HFP to a third party respectively.

“WFOE” refers to Qianhai Yingxi Textile & Garments Co., Ltd, a wholly foreign owned enterprise in China, which is indirectly wholly owned by Addentax Group Corp.

Our garment manufacturing business consists of sales made principally to wholesaler located in the PRC. We have our own manufacturing facilities, with sufficient production capacity and skilled workers on production lines to ensure that we meet our high quality control standards and timely meet the delivery requirements for our customers. We conduct our garment manufacturing operations through four wholly owned subsidiaries, namely Dongguan Heng Sheng Wei Garments Co., Ltd (“HSW”), Dongguan Yushang Clothing Co., Ltd (“YS”), Shantou Yi Bai Yi Garment Co., Ltd (“YBY”), and Shantou Chenghai Dai Tou Garments Co., Ltd (“DT”), which are located in the Guangdong province, China. In October 2020, the Company disposed of DT to a third party at fair value, which was also its carrying value as of September 30, 2020.

Our logistics business consists of delivery and courier services covering 79 cities in seven provinces and two municipalities in China. Although we have our own motor vehicles and drivers, we currently outsource some of the business to our contractors. We believe outsourcing allows us to maximize our capacity and maintain flexibility while reducing capital expenditures and the costs of keeping drivers during slow seasons. We conduct our logistic operations through four wholly owned subsidiaries, namely Shenzhen Xin Kuai Jie Transportation Co., Ltd (“XKJ”), Shenzhen Hua Peng Fa Logistic Co., Ltd (“HPF”), Shenzhen Yingxi Peng Fa Logistic Co., Ltd (“PF”) and Shenzhen Yingxi Tongda Logistic Co., Ltd (“TD”), which are located in the Guangdong province, China. In November 2020, the Company disposed of HPF to a third party at fair value, which was also its carrying value as of November 30, 2020.

The business operations, customers and suppliers of DT and HPF were retained by the Company; therefore, the disposition of the two subsidiaries did not qualify as discontinued operations.

Our property management and subleasing business provides shops subleasing and property management services for garment wholesalers and retailers in garment market. We conduct our property management and subleasing operation through a wholly owned subsidiary, namely Dongguan Yingxi Daying Commercial Co., Ltd. (“DY”), which is located in the Guangdong province, China.

Our epidemic prevention supplies business consists of manufacturing and distribution of epidemic prevention products and resale of epidemic prevention supplies purchased from third parties in both domestic and overseas markets. We conduct our manufacturing of the epidemic prevention products in Dongguan Yushang Clothing Co., Ltd (“YS”). We conduct the trading of epidemic prevention suppliers through Addentax and Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd (“YX”), a wholly owned subsidiary of the Company, which is located in the Guangdong province in China.

Business Objectives

Garment Manufacturing Business

We believe the strength of our garment manufacturing business segment is mainly due to our consistent emphasis on exceptional quality and timely delivery of our products. The primary business objective for our garment manufacturing business segment is to expand our customer base and improve our profit.

Logistics Services Business

The business objective and future plan for our logistics services business segment is to establish an efficient logistic system and to build a nationwide delivery and courier network in China. As of March 31, 2022, we provide logistics services to over 79 cities in seven provinces and two municipalities. We expect to develop an additional 20 logistics points in existing serving cities and improve the Company’s profit in the year end of 2023.

Property Management and Subleasing Business

The business objective of our property management and subleasing segment is to integrate resources in shopping mall, develop e-commerce bases and the Internet celebrity economy together to drive to increase the value of the stores in the area. The short-term goal for the year is to increase the occupancy rate of stores in the mall to more than 70%.

Epidemic Prevention Supplies Business

The primary objective of our epidemic prevention supplies business segment is to take the advantage of our resources in supply chain from our garment manufacturing business segment to facilitate and maximize the production, distribution and resale of epidemic prevention supplies, in order to increase our revenue and improve our net profit.

Competitive Strengths

We believe we have the following competitive strengths:

Cost-effective production. We have adopted a vertical integration production process. We produce garments in our own production facilities and employ our in-house transport teams to deliver garments to our customers. This one-stop service optimizes production efficiency and saves costs by lowering the cost per unit, thereby achieving economies of scale.

Stringent quality control process. As of March 31, 2022, we had seven employees in the production department that are responsible for conducting our quality control process. We implement a stringent quality control process which monitors various stages of our garment manufacturing business, including sampling checks of semi-finished products and finished products. We prepare inspection reports to address the quality problems and make recommendations to improve the quality of our products. During final product inspection, we pay special attention to the measurements, workmanship, ironing and packaging of our products to help best ensure that the quality of our products comply with the specifications, standards and requirements of our customers.

Strong design capabilities. Our design team works closely with our customers to understand their needs and make recommendations to them. Our design team also conducts market research and attends industry exhibitions to understand the latest market trends. As of March 31, 2022, our design team consisted of five members.

Extensive delivery network. Our logistics business has nine routes and covers 79 cities in seven provinces and two municipalities in the PRC.

Stable Production Supply Chain. We integrated various epidemic prevention suppliers located in China & Malaysia and established strategic cooperation relationship with them, which can help us to purchase the epidemic prevention products in competitive lower price and stable supply. We also received mask production license from relevant governance and some of the products we manufactured passed the inspection of quality inspection agency.

Our Strategies

Key elements of our business and growth strategies include the following:

Sales of raw materials. We intend to enter into exclusive agreements with textile and garment suppliers in Southeast China to be their exclusive agent and supply their textiles and garments to our customers. To execute this plan, we intend to set up several retailers for the sales of textiles and garments to retail customers and supply the textiles and garments exclusively to various high-end fashion brands.

Development of our own brands. We intend to develop our own brands that focus on fast fashion with teenagers being our primary target customers. We plan to adopt a low-cost strategy at the early stage and improve the quality of our products after increasing our market share. We are in the process of registering a trademark for our own brand and intend to start our advertising campaign after the registration of this trademark. We plan to distribute our products in different channels, including our own retailers, co-operative retailers and franchisees.

Expand our delivery network. As of March 31, 2022 we provided logistics services to over 79 cities in seven provinces and two municipalities in the PRC. We expect to develop an additional 20 logistics points in existing serving cities and improve the Company’s profit in the year end of 2023.

Develop international logistics services and warehousing services. We intend to develop international logistics services for customers located all over the world and international warehousing services.

Development of international trading. We developed our international trading during the global epidemic situation of Covid-19 to import and export diverse epidemic protection products including medical masks, latex gloves etc.

Develop E-commerce business. We integrated resources in shopping mall, intend to develop e-commerce bases and the internet celebrity economy together to drive to increase the value of the stores in the area.

Develop our epidemic prevention supply chain. We intend to develop our own epidemic prevention supply chain as we see the potential and opportunity of medical and health industry. We expect to establish a one-step epidemic prevention supply chain from product manufacturing line establishment to sales networking construction. Currently, we are focusing on the civil mask market in China and provide cost-effective masks to customers. We will improve our product quality constantly and develop oversea markets.

Our Corporate Structure

HONG ZHIDA (1)
HONG ZHIWANG (2)
HUANG CHAO (3)
OTHER MINORITY SHAREHOLDERS
PUBLIC SHAREHOLDERS
5.65% 4.76%
1.88 % 1.58%
0.1% 0.08%
84.99% 71.58 %
7.39% 22 %
Pre-IPO% Post-IPO%
ADDENTAX GROUP CORP.
(Nevada)
100%
YINGXI INDUSTRIAL CHAIN GROUP CO., LTD
(Republic of Seychelles)
100%
YINGXI INDUSTRIAL CHAIN INVESTMENT CO., LTD
(Hong Kong)
OFFSHORE
100%
ONSHORE
QIANHAI YINGXI TEXTILE & GARMENTS CO., LTD
(China)
100%
SHENZHEN QIANHAI YINGXI INDUSTRIAL CHAIN SERVICE CO., LTD
(China)
100%
SHENZHEN XIN KUAI JIE TRANSPORT CO., LTD
(China)
DONGGUAN HENG SHENG WEI GARMENTS CO., LTD
(China)
SHENZHEN YINGXI PENG FA LOGISTICS CO., LTD
(China)
DONGGUAN YINGXI DAYING COMMERCIAL CO., LTD
(China)
DONGGUAN YUSHANG CLOTHING CO., LTD
(China)
SHANTOU YIBAIYI CLOTHING CO., LTD
(China)
SHENZHEN YINGXI TONGDA LOGISTICS CO., LTD
(China)

Notes:

(1)	Represents 1,507,950 Ordinary Shares held by Hong Zhida as of the date of this prospectus.

(2)	Represents 501,171 Ordinary Shares held by Hong Zhiwang as of the date of this prospectus.

(3)	Represents 25,720 Ordinary Shares held by Huang Chao as of the date of this prospectus.

For details of each shareholder’s ownership, please refer to the beneficial ownership table in the section captioned “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Summary of Risk Factors

Investing in our common stock involves a high degree of risk. Below is a summary of material factors that make an investment in our common stock speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 13 of this prospectus.

Risks Associated with Our Company

●	Our success depends on our customer’s ability to market and sell their products manufactured by us. For more details, see “Risk Factors – Risks Associated with Our Company - Our success depends on our customer’s ability to market and sell their products manufactured by us.”

●	Our future expansion plans are subject to uncertainties and risks. For more details, see “Risk Factors – Risks Associated with Our Company - Our future expansion plans are subject to uncertainties and risks.”

●	Future price increases in raw materials or changes in the supply of raw materials may materially and adversely affect our business, financial condition and results of operations. For more details, see “Risk Factors – Risks Associated with Our Company - Future price increases in raw materials or changes in the supply of raw materials may materially and adversely affect our business, financial condition and results of operations.”

●	Future increases in cost of epidemic prevention supplies or changes in the demand and supply may materially and adversely affect our business, financial condition and results of operations. For more details, see “Risk Factors – Risks Associated with Our Company - Future increases in cost of epidemic prevention supplies or changes in the demand and supply may materially and adversely affect our business, financial condition and results of operations.”

●	Any labor shortages, increased labor costs or other factors affecting labor supply for our production materials may materially and adversely affect our business operations. For more details, see “Risk Factors – Risks Associated with Our Company - Any labor shortages, increased labor costs or other factors affecting labor supply for our production materials may materially and adversely affect our business operations.”

●

If we are unable to attract additional customers and clients to purchase our services (and future products we may develop or sell) it will have a negative effect on our ability to generate the revenue. For more details, see “Risk Factors – Risk Associated with Our Company - If we are unable to attract additional customers and clients to purchase our services (and future products we may develop or sell), it will have a negative effect on our ability to generate the revenue.”

●	A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the newly enacted “Holding Foreign Companies Accountable Act” all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. For more details, see “Risk Factors – Risk Associated with Our Company -A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the newly enacted “Holding Foreign Companies Accountable Act” all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.”

●

There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. For more details, see “Risk Factors – Risks Associated with Our Company - There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC.”

●	We face risks associated with future Chinese regulations. For more details, see “Risk Factors – Risks Associated with Our Company - We face risks associated with future Chinese regulations.”

●	We may be exposed to concentration risk of heavy reliance on third-party contractors for our logistic business, and any shortage of third-party contractors may significantly impact on our business and results of operation. For more details, see “Risk Factors – Risks Associated with Our Company - We may be exposed to concentration risk of heavy reliance on third-party contractors for our logistic business, and any shortage of third-party contractors may significantly impact on our business and results of operation.”

●	If we are unable to control the reliance of third-party contractors efficiently and effectively, our business prospects and results of operations may be materially and adversely affected. For more details, see “Risk Factors – Risks Associated with Our Company - If we are unable to control the reliance of third-party contractors efficiently and effectively, our business prospects and results of operations may be materially and adversely affected.”

●	We have a limited operating history for the new business segment of property management and subleasing, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful. In addition, our historical growth rates and profitability may not be indicative of our future growth and profitability. For more details, see “Risk Factors – Risks Associated with Our Company - We have a limited operating history for the new business segment of property management and subleasing, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful. In addition, our historical growth rates and profitability may not be indicative of our future growth and profitability.”

●	Natural disasters, public health crises or other catastrophic events may significantly limit our ability to conduct business as normal, disrupt our business operation and materially affect our financial condition. For more details, see “Risk Factors – Risks Associated with Our Company - Natural disasters, public health crises or other catastrophic events may significantly limit our ability to conduct business as normal, disrupt our business operation and materially affect our financial condition”

●	We may not succeed in continuing to maintain, protect and strengthen our reputation, and any negative publicity about us, our business, our management, our business partners, may materially and adversely affect our reputation, business, results of operations and growth. For more details, see “Risk Factors – Risks Associated with Our Company – We may not succeed in continuing to maintain, protect and strengthen our reputation, and any negative publicity about us, our business, our management, our business partners, may materially and adversely affect our reputation, business, results of operations and growth.”

General Risks Associated with Business Operations in China

●	Investors may have difficulty enforcing judgments against us. For more details, see “Risk Factors – General Risks Associated with Business Operations in China - You may have difficulty enforcing judgments against us.”

●	Changes in the policies, regulations, rules and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business. For more details, see “Risk Factors - General Risks Associated with Business Operations in China - Changes in the policies, regulations, rules and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.”

●	The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of your common stock. For more details, see “Risk Factors – General Risks Associated with Business Operation in China - The PRC government has significant oversight and discretion over the conduct of a PRC company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.”

●

Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more details, see “Risk Factors – General Risks Associated with Business Operation in China - The PRC government has significant oversight and discretion over the conduct of a PRC company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.”

●

Foreign exchange fluctuations may affect our business. For more details, see “Risk Factors - General Risks Associated with Business Operations in China - Foreign exchange fluctuations may affect our business.”

●	Inflation could pose a risk to our business. For more details, see “Risk Factors - General Risks Associated with Business Operations in China - Inflation could pose a risk to our business.”

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. For more details, see “Risk Factors – General Risks Associated with Business Operation in China - There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.”.

●	PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions. For more details, see “Risk Factors – General Risks Associated with Business Operation in China - PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.”

●

While the approval of the China Securities Regulatory Commission is not currently required for this offering, it may be required in the future in connection with this offering under the M&A Rules and, if required, we cannot predict whether we will be able to obtain such approval. For more details, see “Risk Factors – General Risks Associated with Business Operation in China - While the approval of the China Securities Regulatory Commission is not currently required for this offering, it may be required in the future in connection with this offering under the M&A Rules and, if required, we cannot predict whether we will be able to obtain such approval.”

●

Our business may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection. For more details, see “Risk Factors – General Risks Associated with Business Operation in China - Our business may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection.”

●	PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC Subsidiaries to liability or penalties, limit our ability to inject capital into our PRC Subsidiaries or limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits. For more details, see “Risk Factors – General Risks Associated with Business Operation in China - PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC Subsidiaries to liability or penalties, limit our ability to inject capital into our PRC Subsidiaries or limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits.”

●

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income. For more details, see For more details, see “Risk Factors – General Risks Associated with Business Operation in China - We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.”

●

Restrictions on currency exchange may limit our ability to utilize our PRC revenue effectively. For more details, see “Risk Factors – General Risks Associated with Business Operation in China - Restrictions on currency exchange may limit our ability to utilize our PRC revenue effectively.”

●

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC. For more details, see “Risk Factors – General Risks Associated with Business Operation in China - The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.”

●

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business. For more details, see “Risk Factors – General Risks Associated with Business Operation in China - Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.”

Risks Relating to Our Holding Company Structure

●	Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.. For more details, see “Risk Factors – Risk Related to Our Holding Company Structure - Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.”

●	We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. For more details, see “Risk Factors – Risk Related to Our Holding Company Structure - We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

●

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. For more details, see “Risk Factors – Risks Related to Our Holding Company Structure - PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Risks Relating to this Offering and Our Common Stock

●

Prior to this offering, we had a limited public market for our shares of common stock and you may not be able to resell our shares at or above the price you paid, or at all. For more details, see “Risk Factors – Risks Relating to this Offering and Our Common Stock - Prior to this offering, we had a limited public market for our shares of common stock and you may not be able to resell our shares at or above the price you paid, or at all.”

●	Future sales of substantial amounts of the shares of common stock by existing shareholders could adversely affect the price of our common stock. For more details, see “Risk Factors – Risks Relating to this Offering and Our Common Stock - Future sales of substantial amounts of the shares of common stock by existing shareholders could adversely affect the price of our common stock.”

●

We may never be able to pay dividends and are unlikely to do so. For more details, see “Risk Factors – Risks Relating to this Offering and Our Common Stock - We may never be able to pay dividends and are unlikely to do so.”

●	The market price of our shares is likely to be highly volatile and subject to wide fluctuations in response to various factors. For more details, see “Risk Factors – Risks Relating to this Offering and Our Common Stock - The market price of our shares is likely to be highly volatile and subject to wide fluctuations in response to various factors.”

●	Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.. For more details, see “Risk Factors – Risks Relating to this Offering and Our Common Stock - Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.”

PRC Limitation on Overseas Listing and Share Issuances

Neither we nor our subsidiaries are currently required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S. exchanges or issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC central or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry; if we inadvertently conclude that such approvals are not required when they are, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future. For more detailed information, see “Risk Factors – General Risks Associated with Business Operations in China – While the approval of the China Securities Regulatory Commission is not currently required for this offering, it may be required in the future in connection with this offering under the M&A Rules and, if required, we cannot predict whether we will be able to obtain such approval.” and “Risk Factors – General Risks Associated with Business Operations in China – Our business may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection.”

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies  (the “Measures”), which were open for public comments by January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve supervisions such as foreign investment security and cyber security reviews. Companies endangering national security are among those off-limits for overseas listings. As the Administration Provisions and Measures have not yet come into effect, we are currently unaffected by them. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted.

As of the date of this prospectus, other than the response we recently received from the CSRC confirming that our offering under this prospectus does not require the examination and approval of the CSRC in accordance with the existing PRC legislation and regulations (for more details about this response from the CSRC, see “Risk Factors – General Risks Associated with Business Operation in China - While the approval of the China Securities Regulatory Commission is not currently required for this offering, it may be required in the future in connection with this offering under the M&A Rules and, if required, we cannot predict whether we will be able to obtain such approval”), we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC, CAC or any other PRC governmental authorities, and we believe our PRC Subsidiaries have obtained all requisite permissions and approvals from PRC governmental authorities to operate our business as currently conducted under relevant PRC laws and regulations.

Currently, each of our PRC Subsidiaries holds and maintains a business license issued by the local market supervision and administration bureau, and has received all requisite permissions and approvals in order to conduct and operate our business. As of the date of this prospectus, none of our PRC Subsidiaries has been denied or punished by relevant governmental authorities due to its business qualifications. In addition, we (Addentax Group Corp.) and our non-PRC subsidiaries have also received all requisite permissions and approvals in order to conduct and operate our business.

Transfers of Cash to and from our Subsidiaries

We (Addentax Group Corp.) are a Nevada holding company with no material operations of our own. We conduct substantially all of our operations through the operating companies established in the PRC, primarily Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd. (“YX”), our wholly owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in China. As a result, although other means are available for us to obtain financing at the holding company level, Addentax’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our PRC Subsidiaries. If any of our subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to Addentax. In addition, our PRC Subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Current PRC regulations permit our PRC Subsidiaries to pay dividends to us through Yingxi HK, our intermediate holding subsidiary in Hong Kong, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC Subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Cash dividends, if any, on our common stock will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on the distribution of dividends, through the WFOE, to Yingxi HK from our PRC Subsidiaries. As of the date hereof, none of our PRC Subsidiaries has distributed any dividends to Yingxi HK.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our WFOE to its immediate holding company, Yingxi HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Yingxi HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to Yingxi HK. See “Risk Factors – General Risks Associated with Our Business Operations in China – We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

As of the date hereof, we have had no transactions that involved the transfer of cash or assets throughout our corporate structure. The PRC Subsidiaries have not transferred cash or other assets to Addentax, including by way of dividends. Addentax does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity. As of the date hereof, no transfers, dividends, or distributions have been made to our investors.

Holding Foreign Company Accountable Act

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) determines that it cannot inspect or investigate completely our auditor.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Our auditor, BF Borgers CPA PC, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. BF Borgers CPA PC is based in the United States and has been inspected by the PCAOB on a regular basis, with the last inspection in November and December of 2021. BF Borgers CPA PC, is not headquartered in mainland China or Hong Kong and was not identified as a firm subject to the determinations announced by the PCAOB on December 16, 2021. Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and our securities.

Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. If the AHFCAA is enacted, and if we are subject to it, it would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

See “Risk Factors—Risks Associated with Our Company— A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the newly enacted “Holding Foreign Companies Accountable Act” all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.”

Corporate Information

Addentax Group Corp. was incorporated in the State of Nevada on October 28, 2014. We have a fiscal year-end of March 31. Our principal executive offices are located at Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000 and our telephone number is + (86) 755 8233 0336. We maintain a website at www.addentax.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

THE OFFERING

Shares of common stock offered by us:	5,000,000 shares of common stock, or 5,750,000 shares if the underwriters exercise the over-allotment option in full.

Number of shares of common stock outstanding after this offering: (1)	31,693,004 shares of common stock will be outstanding after this offering is completed, 32,443,004 shares if the underwriters exercise the over-allotment option in full.

Over-allotment option:	We have granted the underwriters the right to purchase up to 750,000 additional shares of common stock from us at the public offering price less the underwriting discount within 45 days from the date of this prospectus to cover over-allotments.

Underwriter’s warrants:	We will issue to Network 1 Financial Securities, Inc., upon closing of this offering, compensation warrants, or the Underwriter’s Warrants, entitling the underwriter to purchase 10% of the aggregate number of shares of common stock issued in this offering, including shares issued pursuant to the exercise of the over-allotment option, at an exercise price of $6.50 per share. The Underwriter’s Warrants will have a term of five years and may be exercised commencing after the date of closing. The Underwriter’s Warrants may be exercised on a cashless basis.

Use of proceeds:	Our proceeds from this offering are expected to be approximately $25,000,000, before payment of underwriter commissions and other expenses. We intend to use the proceeds from this offering for the purchase and sale of raw materials and developing our own brands, including working capital and general corporate purposes. See “Use of Proceeds” on page 29.

Approved Nasdaq Capital Market symbol:	ATXG.

Lock-Up Agreements:	“See “Plan of Distribution” for more information.

Risk factors:	Investing in our common stock is highly speculative and involves a significant degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 26,693,004 shares outstanding as of August 30, 2022.

Unless otherwise indicated, all information in this prospectus gives effect to a 1-for-20 reverse stock split of our common stock effected on February 27, 2019.

SUMMARY FINANCIAL AND OTHER DATA

The following tables set forth our summary historical financial data for the periods presented. The following summary financial data for the years ended March 31, 2022 and 2021 are derived from our audited financial statements appearing elsewhere in this prospectus.

This summary financial data should be read together with the historical financial statements and related notes to those statements, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included elsewhere in this prospectus.

	As of March 31,
	2022	2021

Balance Sheet Data:
Cash and cash equivalents	$1,390,644	$1,845,077
Prepayments, Deposits and Other Receivable	3,117,018	5,797,133
Total Assets	13,087,060	18,424,084
Total Current Liabilities	10,392,341	12,428,415
Total Liabilities	13,158,427	18,505,582
Total Stockholders’ equity (deficit)	(71,367)	(81,498)

	Years Ended March 31,
	2022	2021
Statements of Operations Data:
Revenues	$12,690,633	$24,734,759
Gross Profit/(Loss)	2,063,254	(1,187,177)
Total operating expenses	(2,120,259)	(2,420,997)
(Loss)/Income from Operations	(57,005)	(3,608,174)

Income/(Loss) before provision for income taxes	101,492	(3,564,302)

Net Income/(Loss)	$77,998	$(3,590,169)

Net Income/(loss) per common share
Basic and diluted	$0.00	$(0.14)

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

RISK FACTORS

You should carefully consider the risks described below and elsewhere in this prospectus, which could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline, and you may lose all or part of your investment. You should consider our business and prospects in light of the challenges we face, including the ones discussed in this section. In the event that any of the events described in the risk factors below occur, it could have a material adverse effect on our operations and cash flow and cause the value of our securities to decline in value or become worthless.

Risks Associated with Our Company

Our success depends on our customer’s ability to market and sell their products manufactured by us.

All of our customers in our garment manufacturing business are garment wholesalers and retailers. Consequently, our business and results of operations are directly affected by the demand of their end customers for their products supplied by us. Drastic changes in consumer preferences are beyond our control and will affect the demand for certain products supplied by us. We may not be able to anticipate and respond to such changes in consumer preferences in a timely manner. If the sales of our customers’ products decrease or do not grow as we expect, our customers may decrease the volume or purchase price of their orders, which could materially and adversely affect our business, financial condition and results of operations.

Our future expansion plans are subject to uncertainties and risks.

We have set out our future business plans in the “Business – Business Strategies” section in this prospectus. The implementation of such future plans requires us to effectively manage our sales, procurement, new logistics points and other aspects of our operations. If we fail to effectively and efficiently implement our future plans, we may not be successful in achieving desirable and profitable results. Even if we effectively and efficiently implement our future plans, there may be other unexpected events or factors that prevent us from achieving the desirable and profitable results from the implementation of our future plans, such as changes in our ability to comply with local rules and regulations or any delays or difficulties in obtaining the necessary licenses and approvals from local governments. Our business, financial condition, results of operations and growth prospects may be materially and adversely affected if our future expansion plans fail to achieve positive results.

If we are unable to create brand influence, we may face difficulties in attracting new business partners and clients.

Our brand is still being nurtured. It is of critical importance that we create and develop brand awareness in our industry in order to attract new clients and business partners. Our major competitors have built well-known brands and continue to increase their influence. Our failure to create and develop brand awareness for any reason may result in a material adverse effect on our business, operational results, and financial position.

Our ability to adequately protect our trade names, trademarks and patents could have an impact on our brand images and ability to penetrate new markets.

We believe that our trade names, trademarks and patents are important assets and an essential element of our strategy. We have applied the registration of these trade names, trademarks and patents in China and Hong Kong, and these registrations are currently pending approval from the corresponding departments. There can be no assurance that we will obtain such registrations or that the registrations we obtain will prevent the imitation of our products or infringement of our intellectual property rights by others. In particular, the laws of certain foreign countries may not protect proprietary rights to the same extent as the laws of the U.S. If any third-party copies our products or our stores in a manner that projects lesser quality or carries a negative connotation, it could have a material adverse effect on our brand image and reputation as well as our results of operations, financial condition and cash flows.

We may be impacted by our ability to adequately source, distribute and sell merchandise and other materials in China.

We face a variety of other risks generally associated with doing business in China. For example:

●	political instability, significant health hazards, environmental hazards or natural disasters which could negatively affect international economies, financial markets and business activity;

●	imposition of new or retaliatory trade duties, sanctions or taxes and other charges on imports or exports;

●	evolving, new or complex legal and regulatory matters;

●	volatility in currency exchange rates;

●	local business practice and political issues (including issues relating to compliance with domestic or international labor standards) which may result in adverse publicity or threatened or actual adverse consumer actions, including boycotts;

●	potential delays or disruptions in shipping and transportation and related pricing impacts;

●	disruption due to labor disputes; and

●	changing expectations regarding product safety due to new legislation or other factors.

We also rely upon third-party transportation providers for certain of our product shipments, including shipments to and from our distribution centers, to our customers. Our utilization of these delivery services for shipments is subject to risks, including increases in labor costs and fuel prices, which would increase our shipping costs, and associate strikes and inclement weather, which may impact our transportation providers’ ability to provide delivery services that adequately meet our shipping needs.

Future price increases in raw materials or changes in the supply of raw materials may materially and adversely affect our business, financial condition and results of operations.

The purchase of raw materials accounted for a substantial amount of our total purchases. The price of finished fabric and yarns can be volatile and affected by factors such as weather, industry demand and supply. We cannot assure you that we can fully pass on the increased cost in raw materials to our customers. Future price increases in raw materials or changes in the supply of raw materials may materially and adversely affect our business, financial condition and results of operations.

Future increases in cost of epidemic prevention supplies or changes in the demand and supply may materially and adversely affect our business, financial condition and results of operations.

The purchase of epidemic prevention supplies accounted for a substantial amount of our total purchases for the fiscal year 2021. The price of finished face masks and nitrile gloves can be volatile and affected by factors such as COVID-19 outbreak condition, weather, industry demand and supply. We cannot assure you that we can fully pass on the increased cost to our customers. Future increases in cost of epidemic prevention supplies or changes in the demand and supply may materially and adversely affect our business, financial condition and results of operations.

The Company’s revenue increased in the first nine months of fiscal 2021 due to a new business segment of epidemic prevention supplies business. The Company made a significant net loss despite of its overall revenue increase and the addition of a new business segment. During the first nine months of fiscal 2021, we accepted a nitrile glove purchase order from a customer. However, due to significant price increase in nitrile glove due to the COVID-19 driven demand surge and the shortage of raw materials, the Company incurred a significant loss during this period.

Our top customers accounted for a major portion of our total revenue for the years ended March 31, 2021 and 2020 and may materially adversely affect our financial condition and results of operations.

For the year ended March 31, 2022, one customer accounted for approximately 96.9% of the Company’s total garment manufacturing revenues. For the year ended March 31, 2021, two customers accounted for approximately 76.2% and 13.5% of the Company’s total garment manufacturing revenues. For the year ended March 31, 2022, one customer accounted for approximately 14.4% of the Company’s total logistic services revenues. For the year ended March 31, 2021, three customers accounted for approximately 13.6%, 13.2% and 10.5% of the Company’s total logistic services revenues. For epidemic prevention supplies business, one customer accounted for approximately 98.8% of the total revenue of the segment for the year ended March 31, 2022. For the year ended March 31, 2021, two customers accounted for approximately 75.4% and 14.6% of the total revenue of the segment. However, our top customers are not obligated in any way to continue to provide us with new businesses in the future at a level similar to that in the past or at all. If any of our top customers reduce their orders with us or terminate their business relationship with our Group and if we are not able to secure orders of a comparable size from other customers as replacement, our business operations and financial performance may be materially and adversely affected.

We are exposed to concentration risk of heavy reliance on our major supplier for the supply of our products, and any shortage of, or delay in, the supply may significantly impact on our business and results of operation.

During the years ended March 31, 2022 and 2021, approximately 99.3% and 98.7% of total inventory purchases were from the Company’s five largest suppliers, respectively. Our business, financial condition and operating results depend on the continuous supply of products from our largest suppliers and our continuous supplier-customer relationship with them. Our heavy reliance on our largest suppliers for the supply of our products will have significant impact on our business and results of operation in the event of any shortage of, or delay in the supply.

Any labor shortages, increased labor costs or other factors affecting labor supply for our production materials may materially and adversely affect our business operations.

We rely on skilled workers to a significant extent as our production process in our garment manufacturing business is labor intensive in nature. Our business performance relies on the steady supply of relatively low cost labor in the PRC. There is no guarantee that our supply of labor will not be disrupted or that our labor costs will not increase. If we fail to retain our existing labor resources and/or recruit sufficient labor in a timely manner, we may not be able to accommodate sudden increases in demand for our products.

Labor costs are affected by the demand for and supply of labor and economic factors, such as the inflation rate and costs of living. Labor costs may further increase in the future due to a shortage of skilled labor and growing industry demands. The failure to identify and recruit replacement staff immediately following the unexpected loss of skilled workers could reduce our competitiveness. In addition, we expect continued increases in labor costs in the PRC. In these circumstances, our business, financial condition, results of operations and prospects could be materially and adversely affected.

We may be impacted by our ability to attract, develop and retain qualified associates and manage labor-related costs.

We believe our competitive advantage is providing a positive, engaging and satisfying experience for each customer, which requires us to have highly trained and engaged associates. Our success depends in part upon our ability to attract, develop and retain a sufficient number of qualified associates, including skill intensive labor. The turnover rate in the textile industry is generally high, and qualified individuals of the requisite caliber and number needed to fill these positions may be in short supply in our operations. Competition for such qualified individuals or changes in labor laws could require us to incur higher labor costs. Our inability to recruit a sufficient number of qualified individuals in the future may delay planned delivery of finished products or affect the speed with which we expand. Delayed deliveries, significant increases in associate turnover rates or significant increases in labor-related costs could have a material adverse effect on our results of operations, financial condition and cash flows.

We may be impacted by our vendors’ ability to manufacture and deliver raw materials in a timely manner, meet quality standards and comply with applicable laws and regulations.

We purchase raw materials from third-party vendors. Factors outside our control, such as production or shipping delays or quality problems, could disrupt merchandise deliveries and result in lost sales, cancellation charges or excessive markdowns.

In addition, quality problems could result in a product liability judgment or a widespread product recall that may negatively impact our sales and profitability for a period of time depending on product availability, competition reaction and consumer attitudes. Even if the product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertions could adversely impact our reputation with existing and potential customers and our brand image.

Our business could also suffer if our third-party vendors fail to comply with applicable laws and regulations. While our internal and vendor’s operating guidelines promote ethical business practices and our associates visit and monitor the operations of our third-party vendors, we do not control these vendors or their practices. The violation of labor, environmental or other laws by third-party vendors used by us, or the divergence of a third-party vendor’s or partner’s labor or environmental practices from those generally accepted as ethical or appropriate, could interrupt or otherwise disrupt the shipment of finished products to us or damage our reputation.

Large and similar sized competitors could steal our market share by offering lower prices.

We endeavor to provide the highest possible quality service to our clients at the best possible price, however, large and similar sized competitors might steal some of our market share by offering lower prices, causing us to lose some of our clients. If this happens, we might not be able to generate adequate revenues and may soon find ourselves lacking the capital that is required to continue operations.

If we are unable to attract additional customers and clients to purchase our services (and future products we may develop or sell), it will have a negative effect on our ability to generate the revenue.

We currently have a limited number of clients and customers. We have identified additional potential clients, but we cannot guarantee that we will be able to secure them as clients. Even if we obtain additional clients and customers, there is no guarantee that we will be able to develop products and/or services that our clients and customers will want to purchase. If we are unable to attract enough customers and clients to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to generate the revenue that is necessary to operate or expand our business. The lack of sufficient revenue will have a negative effect on the ability of our company to continue operations and could force us to cease operations.

We may be adversely affected by the performance of third-party contractors.

We engaged third-party contractors to carry out logistics services. We endeavor to engage third-party companies with a strong reputation and track record, high performance reliability and adequate financial resources. However, any such third-party contractor may still fail to provide satisfactory logistics services at the level of quality or within the timeframe required by us or our customers. While we generally require our logistics contractors to fully reimburse us for any losses arising from delay in delivery or non-delivery, our results of operation and financial condition may be adversely affected if any of the losses are not borne by them. If the performance of any third-party contractor is not satisfactory, we may need to replace such contractor or take other remedial actions, which could adversely affect the cost structure and delivery schedule of our products and thus have a negative impact on our reputation, financial position and business operations. In addition, as we are expanding our business into other geographical locations in the PRC, there may be a shortage of third-party contractors that meet our quality standards and other selection criteria in such locations and, as a result, we may not be able to engage a sufficient number of high-quality third-party contractors in a timely manner, which may adversely affect our delivery schedules and delivery costs and hence our business, results of operations and financial conditions.

We may be exposed to concentration risk of heavy reliance on third-party contractors for our logistic business, and any shortage of third-party contractors may significantly impact on our business and results of operation.

The Company relied on a few subcontractors for our logistic business, in which the subcontracting fees to our largest contractor represented approximately 14.8% and 7.6% of total cost of revenues for our service segment for the years ended March 31, 2022 and 2021, respectively. The increase in subcontracting fee to the largest contractor was mainly to optimize resources and cost efficiencies. We have not experienced any disputes with our subcontractors and we believe we maintain good relationships with our contract logistic service provider.

If we are unable to control the reliance of third-party contractors efficiently and effectively, our business prospects and results of operations may be materially and adversely affected.

We engaged subcontractors to carry out logistics services. Subcontracting fees for our logistics business for the year ended March 31, 2022 increased to approximately $2.3 million from $1.8 million for the year ended March 31, 2021, representing an increase of approximately 25.7%. Subcontracting fees accounted for 42.9% and 39.5% of our total logistics business revenue in the years ended March 31, 2022 and 2021, respectively.

If we are unable to control the reliance of subcontractors efficiently and effectively, our business prospects and results of operations may be materially and adversely affected.

Our insurance may not be sufficient.

We carry insurance that we consider adequate in regard to the nature of the covered risks and the costs of coverage. We are not fully insured against all possible risks, nor are all such risks insurable.

We have a limited operating history for the new business segment of property management and subleasing, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful. In addition, our historical growth rates and profitability may not be indicative of our future growth and profitability.

We have a limited operating history for the new business segment of property management and subleasing, which is a new business segment we commenced developing in 2020. Our property management and subleasing business provides shops subleasing and property management services for garment wholesalers and retailers in garment market. We have experienced rapid growth in recent periods and may not develop or continue to grow as expected.

Revenue generated from our property management and subleasing business contributed approximately $4.3 million, or approximately 33.6%, of our total revenue for the year ended March 31, 2022. Revenue generated from our property management and subleasing business contributed approximately $1.3 million, or approximately 5.2%, of our total revenue for the year ended March 31, 2021.

We may fail to continue our growth or maintain our historical growth rates or profitability. You should not consider our historical growth and profitability as indicative of our future financial performance.

Natural disasters, public health crises or other catastrophic events may significantly limit our ability to conduct business as normal, disrupt our business operation and materially affect our financial condition.

Our operations, and the operations of our new business segment of property management and subleasing, are vulnerable to interruptions by natural disasters, public health crises and catastrophic events. For example, the recent outbreak of COVID-19 pandemic caused the Chinese government to take unprecedented measures to contain the virus, such as lock-down of cities, nationwide travel restriction and compulsory quarantine requirements. During the outbreak, we had to temporarily close our office facilities, restrict employee travel, switch to online virtual meetings or even cancel meetings with partners. There continue to be significant uncertainties associated with the coronavirus, including with respect to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and actions that may be taken by Chinese or other governmental authorities to contain the coronavirus or to treat its impact.  Any significant disruption resulting from this or similar epidemics on a large scale or over a prolonged period of time could cause significant disruption to our business until we would be able to resume normal business operations, negatively affecting our business, results of operations and financial condition.

We may not succeed in continuing to maintain, protect and strengthen our reputation, and any negative publicity about us, our business, our management, our business partners, may materially and adversely affect our reputation, business, results of operations and growth.

Our property management and subleasing business provides shops subleasing and property management services for garment wholesalers and retailers in garment market. We conduct our property management and subleasing operation through a wholly owned subsidiary, namely Dongguan Yingxi Daying Commercial Co., Ltd. We believe that the recognition and reputation of our Company’s image among our customers in general have significantly contributed to the success of our business. Continuing to maintain, protect and strengthen our Company’s image is critical to our market position. Maintaining and strengthening our Company’s image will likely depend significantly on our ability to provide high-quality property management and subleasing services. We market our brands through word-of-mouth marketing. This effort may not always achieve the desired results. If we fail to maintain a strong brand, our business, results of operations and prospects will be materially and adversely affected.

Our business depends on the continued contributions made by Mr. Hong Zhida, as our key executive officer, the loss of who may result in a severe impediment to our business.

Our success is dependent upon the continued contributions made by our CEO and President, Mr. Hong Zhida. We rely on his expertise in business operations when we are developing new products and services. The Company has no “Key Man” insurance to cover the resulting losses in the event that any of our officer or directors should die or resign.

If Mr. Hong Zhida cannot serve the Company or is no longer willing to do so, the Company may not be able to find alternatives in a timely manner or at all. This would likely result in a severe damage to our business operations and would have an adverse material impact on our financial position and operational results. To continue as a viable operation, the Company may have to recruit and train replacement personnel at a higher cost.

Additionally, if Mr. Hong Zhida joins our competitors or develops similar businesses that are in competition with our Company, our business may also be negatively impacted.

Our future success depends on our ability to attract and retain qualified long-term staff to fill management, technology, sales, marketing, and customer services positions. We have a great need for qualified talent, but we may not be successful in attracting, hiring, developing, and retaining the talent required for our success.

We may be adversely impacted by certain compliance or legal matters.

We, along with third parties we do business with, are subject to complex compliance and litigation risks. Actions filed against us from time to time include commercial, tort, intellectual property, customer, employment, wage and hour, data privacy, securities, anti-corruption and other claims, including purported class action lawsuits. The cost of defending against these types of claims against us or the ultimate resolution of such claims, whether by settlement or adverse court decision, may harm our business. Further, potential claimants may be encouraged to bring lawsuits based on a settlement from us or adverse court decisions against us. We cannot currently assess the likely outcome of such suits, but if the outcome were negative, it could have a material adverse effect on our reputation, results of operations, financial condition and cash flows.

In addition, we may be impacted by litigation trends, including class action lawsuits involving consumers and shareholders, that could have a material adverse effect on our reputation, the market price of our common stock, results of operations, financial condition and cash flows.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentage of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Employers that fail to make adequate social insurance and housing provident fund contributions may be subject to late payment fees, fines and sanctions. We have failed to promptly make social insurance and housing fund contributions in full for all of our employees as required by the PRC laws and regulations. As of the date of this prospectus, we are not aware of any notice from regulatory authorities in this regard. If the relevant PRC authorities determine that we shall make supplemental contributions or that we are subject to late payment fees, fines or other legal sanctions, such as order of timely rectification, in relation to our failure to make social insurance and housing fund contributions in full for our employees, our business and financial condition may be adversely affected. In the opinion of our PRC counsel, Hiways Law Firm (Shenzhen), our failure to make such social insurance and housing fund contributions in full for our employees as the date of this prospectus will not have a material adverse effect on our business operations or interfere with our ability to offer our securities being registered to foreign investors.

A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the newly enacted “Holding Foreign Companies Accountable Act” all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. We are very likely to be deemed as a company primarily operating in a Restrictive Market under such proposed rules of Nasdaq. Therefore, Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

On December 18, 2020, the HFCAA was signed by previous President of the United States and became law. This legislation requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trade on a national exchange or through other methods.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. If the AHFCAA is enacted, and if we are subject to it, it would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted rules to create a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021 to implement the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Our auditor, BF Borgers CPA PC, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. BF Borgers CPA PC is based in the United States   and has been inspected by the PCAOB on a regular basis, with the last inspection in November and December 2021. BF Borgers CPA PC, is not headquartered in mainland China or Hong Kong and was not identified as a firm subject to the determinations announced by the PCAOB on December 16, 2021. Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and our securities. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities.

There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC.

On December 28, 2019, the newly amended Securities Law of the PRC (the “PRC Securities Law”) was promulgated, which became effective on March 1, 2020. According to Article 177 of the PRC Securities Law (“Article 177”), the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

As advised by our PRC counsel, Hiways Law Firm (Shenzhen), Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. Our principal business operation is conducted in the PRC. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, as the date of this prospectus, there have not been implementing rules or regulations regarding the application of Article 177, it remains unclear as to how it will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from Nasdaq or other applicable trading market within the US.

We are exposed to liabilities relating to environmental protection and safety laws and regulations.

Our operations are subject to comprehensive and frequently changing laws and regulations relating to environmental protection and health and safety. The discharge of waste and pollutants from our manufacturing operations into the environment may give rise to liabilities that may require us to incur costs to remedy such discharge. If we violate such laws or regulations, we may be required to implement corrective actions and could be subject to civil or criminal fines or penalties or other sanctions.

However, we cannot assure you that any environmental laws adopted in the future will not materially increase our operating costs and other expenses. We cannot assure you that we will not have to make significant capital or operating expenditures in the future in order to comply with existing or new laws and regulations or that we will comply with applicable environmental laws at all times. Such violations or liability could have a material adverse effect on our business, financial condition and results of operations.

If our employees do not maintain a strong work ethic and comply with our code of ethics, including our confidentiality requirements, their actions may negatively influence our business and reputation.

Employees with good professional ethics are important for any company’s development. An employee might, either intentionally or unintentionally, disclose confidential information about our Company or our clients and particularly unscrupulous employees might endeavor to sell material information to industry competitors. Furthermore, our employees will develop relationships with our business partners and clients, and may acquire information that could be used to harm their business interests. If this should happen, our partners and clients might lose faith in our company. While we can never eliminate these ethical risks entirely, we will attempt to reduce the likelihood of breaches of trust and mitigate their impacts of it by hiring highly professional employees and establishing strong internal information management systems.

We also plan to establish a series of policies to reduce the likelihood of such events.

However, in the event that any employee discloses confidential information about our Company or our clients or sells material information to industry competitors, it could have a material adverse effect on our reputation, operations and cash flow.

We face risks associated with future Chinese regulations.

Currently there are no government regulations in China regarding our type of services. The Chinese government encourages small-medium sized traditional industry companies to conduct business model transformation and technology updates, which may help companies gain more competitive advantages in international markets.

Other than the required adherence to general business laws and regulatory disclosures, our services are not affected by any specific additional Chinese government regulations. However, this does not preclude the possibility that China may institute regulations that will make it difficult or impossible for us to operate successfully, if at all, in the future. If that occurs, we may have to focus our business on companies located outside China. This could cause our results of operations to be materially adversely affected, reduce our revenues and cause the value of our securities to decline in value.

We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.

We may need to obtain additional debt or equity financing to fund future capital expenditures. While we do not anticipate seeking additional financing in the immediate future, any additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

●	limit our ability to pay dividends or require us to seek consent for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. This may result in delivery delays, malfunctioning of facilities or shutdown of logistic points. Such events could make it difficult or impossible for us to deliver our products and services to our customers and could decrease demand for our services. In the past, there was no significant disruption of operation at our production facilities and logistic points. However, we could not assure you that the production facilities and logistic points will always operate normally in the future.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

General Risks Associated with Business Operations in China

The PRC government has significant oversight and discretion over the conduct of a PRC company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations , may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock. For example, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, Hiways Law Firm (Shenzhen), we are not subject to cybersecurity review with the Cyberspace Administration of China, or CAC, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. See also “Risk Factors - General Risks Associated with Business Operations in China - Our business may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection.” In addition, as confirmed by our PRC counsel, Hiways Law Firm (Shenzhen), we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor BF Borgers CPA PC, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million. Currently, these statements and regulatory actions have had no impact on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

You may have difficulty enforcing judgments against us.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. We are a Nevada holding company conducting our operations in China through wholly owned subsidiaries with direct equity ownership. Almost all of our operations will be conducted in China. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon them. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, since none of them is a resident in the United States. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of U.S. courts.

Foreign exchange fluctuations may affect our business.

We accept the payment for services in Chinese Yuan (CNY), Hong Kong Dollars (HKD), and U.S. Dollars (USD). Therefore, foreign exchange fluctuations may influence our business in unpredictable ways.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. For instance, in August 2015, the People’s Bank of China, or PBOC, changed the way it calculates the mid-point price of Renminbi against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. In fiscal year 2019 and 2020, the value of the Renminbi depreciated by approximately 6.9% and 5.5% against the U.S. dollar, respectively. In fiscal year 2021 and 2022 the value of the Renminbi appreciated by approximately 7.4% and 3.2% against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the Renminbi and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the Renminbi against the U.S. dollar.

A substantial percentage of our revenues and costs are denominated in Renminbi, and a significant portion of our assets are also denominated in Renminbi. We are a holding company and we rely on dividends, loans and other distributions on equity paid by our operating subsidiaries in China. Any significant fluctuations in the value of the Renminbi may materially and adversely affect our liquidity and cash flows. Appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount we would receive. Conversely, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive.

Inflation could pose a risk to our business.

Inflation is an important factor that must be considered as we move forward. A change in the rate of inflation could influence the profits that we generate from our business. When the rate of inflation rises, the operational costs of running our company would increase, such as labor costs, raw materials and public utilities, affecting our ability to provide our services at competitive prices. An increase in the rate of inflation would force our clients to search for other service providers, causing us to lose business and revenue.

Changes in the policies, regulations, rules and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the central government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. Changes in policies, regulations, rules and the enforcement of laws by the PRC government, which changes may be quick with little advance notice, could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social environment.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC Subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degree of interpretation by PRC regulatory agencies and courts. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. Therefore, it is possible that our existing operations may be found not to be in full compliance with relevant laws and regulations in the future. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the anti-monopoly enforcement agency, in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the other party. In addition, on August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the SAIC, the China Securities Regulatory Commission, or the CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and was amended on June 22, 2009. Under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review.

While the approval of the China Securities Regulatory Commission is not currently required for this offering, it may be required in the future in connection with this offering under the M&A Rules and, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Rules requires overseas special purpose vehicles that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicles or held by their shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. According to the searches conducted by us and our PRC counsel, Hiways Law Firm (Shenzhen), on the official website of the CSRC and its administrative license processing hall (https://neris.csrc.gov.cn/alappl/home/guideH), at present, only one administrative license related to overseas public offering and listing is enacted, that is, “examination and approval of overseas public offering shares and listing (including additional issuance) of joint-stock companies”. Such examination and approval license requirements are only applicable to issuers which are formed as PRC joint-stock companies in China under PRC law. None of our operating PRC Subsidiaries is formed as a PRC joint-stock company in China, and as such, we do not believe that we need CSRC approval. We do not believe that the current PRC regulations and rules including China Securities Law require explicitly and directly that the overseas listing of foreign issuers who indirectly hold the rights and interests of Chinese domestic enterprises be examined and approved by the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Measures”), which were open for public comments by January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve supervisions such as foreign investment security and cyber security reviews. Companies endangering national security are among those off-limits for overseas listings. As the Administration Provisions and Measures have not yet come into effect, we are currently unaffected by them. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted.

While the application of the M&A Rules remain unclear, we believe, based on the advice of our PRC legal counsel, Hiways Law Firm (Shenzhen), based on its understanding of the current PRC laws, regulations and rules that the CSRC’s approval is not required the context of this offering given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether the overseas offerings to foreign investors of securities of foreign issuers who indirectly hold the rights and interests of Chinese domestic enterprises through the holding corporate structure like ours under this prospectus are subject to this regulation, (ii) Qianhai Yingxi Texitile & Garments Co., Ltd. or our WFOE, was incorporated as a wholly foreign-owned enterprise by means of direct investment, or an enterprise that was already controlled by a foreign-owned enterprise before the merger, rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules; (iii) Qianhai Yingxi Texitile & Garments Co., Ltd. or our WFOE did not encounter any substantial obstacles in the process of establishment or equity transfer. Our PRC legal counsel has also made a formal telephone inquiry with the International Department of the CSRC and received an oral response   from the CSRC. The CSRC confirmed in its response to our inquiry that our offering under this prospectus does not require the examination and approval of the CSRC in accordance with the existing PRC legislation and regulations. We neither received nor were denied permission from CSRC or other PRC government agencies to list our securities on the NASDAQ and issue our securities to foreign investors.

There remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, or if we inadvertently conclude that such approval is not required when it is, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for this offering. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the securities that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

As of the date of this prospectus, other than the response from the CSRC as discussed above, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities, and our PRC Subsidiaries have obtained all requisite permissions and approvals from PRC governmental authorities to operate our business as currently conducted under relevant PRC laws and regulations.

Currently, each of our PRC Subsidiaries holds and maintains a business license issued by the local market supervision and administration bureau, and has received all requisite permissions and approvals in order to conduct and operate our business. As of the date of this prospectus, none of our PRC Subsidiaries has been denied or punished by relevant governmental authorities due to its business qualifications. In addition, we (Addentax Group Corp.) and our non-PRC subsidiaries have also received all requisite permissions and approvals to conduct and operate our business.

Our business may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection.

Our business may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

On April 13, 2020, twelve Chinese government agencies jointly promulgated the Measures for Cybersecurity Review, which became effective on June 1, 2020, set forth the cybersecurity review mechanism for critical information infrastructure operators, and provided that critical information infrastructure operators who intend to purchase internet products and services that affect or may affect national security shall be subject to a cybersecurity review. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which will take effect in September 2021. The Data Security Law provides for a security review procedure for the data activities that may affect national security. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the CAC.  Furthermore, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. As these laws, opinions and the draft measures were recently issued, official guidance and interpretation of these remain unclear in several respects at this time, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws, opinions and the draft measures. Therefore, it is uncertain whether the future regulatory changes would impose additional restrictions on our business

The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, PRC Cybersecurity Law and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

As confirmed by our PRC counsel, Hiways Law Firm (Shenzhen), we are not be subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC Subsidiaries to liability or penalties, limit our ability to inject capital into our PRC Subsidiaries or limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC Subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC Subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We have notified substantial beneficial owners of shares of common stock who we know are PRC residents of their filing obligation, and pursuant to SAFE Circular 37, we have periodically filed and updated the above-mentioned foreign exchange registration on behalf of certain employee shareholders who we know are PRC residents. As we have little control over the registration procedures, we cannot assure you the outcome of such registration, and we cannot assure you that these shareholders who are PRC residents will amend or update their registration as required under Circular 37 and the Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving the Foreign Exchange Administration Policies for Direct Investment [Hui Fa (2015) No.13] issued by the SAFE with effect from June 1, 2015, or SAFE Notice 13, in a timely manner or at all. In addition, we may not be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject the beneficial owners or our PRC Subsidiaries to fines and legal sanctions. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Pursuant to SAFE Notice 13, entities and individuals are required to apply for foreign exchange registration of foreign direct investment and overseas direct investment, including those required under the SAFE Circular 37, with designated domestic banks, instead of SAFE. The designated domestic banks will directly review the applications and conduct the registration.

Furthermore, since it is unclear how those new SAFE regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC Subsidiaries and limit our PRC Subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the basis of de facto management bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Restrictions on currency exchange may limit our ability to utilize our PRC revenue effectively.

We (Addentax Group Corp.) are a Nevada holding company with no material operations of our own. We conduct substantially all of our operations through the operating companies established in the PRC, primarily Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd. (“YX”), our wholly owned subsidiary and its subsidiaries. We are a holding company and do not directly own any substantive business operations in the China. Substantially all of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but requires approval from or registration with appropriate government authorities or designated banks under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, one of our PRC Subsidiaries, which is a wholly-foreign owned enterprise, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities or the local bank may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions.

Since 2016, PRC governmental authorities have imposed more stringent restrictions on outbound capital flows, including heightened scrutiny over “irrational” overseas investments for certain industries, as well as over four kinds of “abnormal” offshore investments, which are:

● investments through enterprises established for only a few months without substantive operation;

● investments with amounts far exceeding the registered capital of onshore parent and not supported by its business performance shown on financial statements;

● investments in targets which are unrelated to onshore parent’s main business; and

● investments with abnormal sources of Renminbi funding suspected to be involved in illegal transfer of assets or illegal operation of underground banking.

On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which tightened the authenticity and compliance verification of cross-border transactions and cross-border capital flow, including requiring banks to verify board resolutions, tax filing forms and audited financial statements before wiring foreign invested enterprises’ foreign exchange dividend distribution of over US$50,000. In addition, the Outbound Investment Sensitive Industry Catalogue (2018) lists certain sensitive industries that are subject to NDRC pre-approval requirements prior to remitting investment funds offshore, which subjects us to increased approval requirements and restrictions with respect to our overseas investment activity. Since a significant amount of our PRC revenue is denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC, make investments, service any debt we may incur outside of China or pay dividends in foreign currencies to our shareholders.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally-planned economy to a more free market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. For example, the PRC government may impose restrictions on the amount of service fees that may be payable by municipal governments to wastewater and sludge treatment service providers. Also, the PRC central and municipal governments may impose more stringent environmental regulations which would affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

Risks Relating to Our Holding Company Structure

Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the PRC National People’s Congress approved the Foreign Investment Law, which came into effect on January 1, 2020 and replaces the trio of existing laws regulating foreign investment in the PRC, namely, the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Invested Enterprise Law, together with their implementation rules and ancillary regulations and become the legal foundation for foreign investment in the PRC. Meanwhile, the Implementation Regulation of the Foreign Investment Law and the Measures for Reporting of Information on Foreign Investment came into effect as of January 1, 2020, which clarified and elaborated the relevant provisions of the Foreign Investment Law.

The Foreign Investment Law sets out the basic regulatory framework for foreign investments and proposes to implement a system of pre-entry national treatment with a negative list for foreign investments, pursuant to which (i) foreign entities and individuals are prohibited from investing in the areas that are not open to foreign investments, (ii) foreign investments in the restricted industries must satisfy certain requirements under the law, and (iii) foreign investments in business sectors outside of the negative list will be treated equally with domestic investments. The Foreign Investment Law also sets forth necessary mechanisms to facilitate, protect and manage foreign investments and proposes to establish a foreign investment information reporting system, through which foreign investors or foreign-invested enterprises are required to submit initial report, report of changes, report of deregistration and annual report relating to their investments to the Ministry of Commerce, or MOFCOM, or its local branches.

Although our operating structure is legal and permissible under the current Chinese law and regulations, including the Foreign Investment Law, Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless.

We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Nevada holding company and we rely principally on dividends and other distributions on equity from our PRC Subsidiaries for our cash requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders for services of any debt we may incur. If our PRC Subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Under PRC laws and regulations, our PRC Subsidiaries, which are wholly foreign-owned enterprises, may pay dividends only out of their respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Such reserve funds cannot be distributed to us as dividends.

A portion of our revenue was generated by our PRC Subsidiaries in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC Subsidiaries to use their Renminbi revenues to pay dividends to us.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC Subsidiaries. We may in the future make loans or provide guarantee to our PRC Subsidiaries subject to the approval or registration from governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiary in China. Any loans to our wholly foreign-owned subsidiaries in China, which are treated as foreign-invested enterprise under PRC law, are subject to foreign exchange loan registrations. In addition, a foreign-invested enterprise, or FIE, shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of an FIE shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC Subsidiaries or with respect to future capital contributions by us to our PRC Subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Risks Related to this Offering and our Common Stock

Prior to this offering, we had a limited public market for our shares of common stock and you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this offering, there was a limited public market for our common stock in the OTCQB. We cannot assure you that an active public market for our common stock will develop or that the market price of our shares will not decline below the public offering price. The public offering price of our shares may not be indicative of prices that will prevail in the trading market following the offering.

Future sales of substantial amounts of the shares of common stock by existing shareholders could adversely affect the price of our common stock.

If our existing shareholders sell substantial amounts of the shares following this offering, the market price of our common stock could fall. Such sales by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. Up to 5,000,000 shares of common stock offered in this offering will be eligible for immediate resale in the public market without restrictions. All remaining shares, which are currently held by our existing shareholders, may be sold in the public market in the future subject to the lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If any existing shareholders sell a substantial number of shares, the prevailing market price for our shares could be adversely affected.

The market price of our shares is likely to be highly volatile and subject to wide fluctuations in response to factors such as:

●	variations in our actual and perceived operating results;

●	news regarding gains or losses of customers or partners by us or our competitors;

●	news regarding gains or losses of key personnel by us or our competitors;

●	announcements of competitive developments, acquisitions or strategic alliances in our industry by us or our competitors;

●	changes in earnings estimates or buy/sell recommendations by financial analysts;

●	potential litigation;

●	the imposition of fines or penalties related to our activities in the PRC and failure to comply with applicable rules and regulations;

●	general market conditions or other developments affecting us or our industry; and

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the shares.

We may never be able to pay dividends and are unlikely to do so.

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for working capital and general corporate purposes, rather than to make distributions to stockholders. Since we are not in a financial position to pay dividends on our common stock and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is uncertain.

In addition, under Nevada law, we may only pay dividends subject to our ability to service our debts as they become due and provided that our assets will exceed our liabilities after the dividend. Our ability to pay dividends will therefore depend on our ability to generate sufficient profits. Further, because of the various rules applicable to our operations in China and the regulations on foreign investments as well as the applicable tax law, we may be subject to further limitations on our ability to declare and pay dividends to our shareholders.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.

Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock, warrants to purchase shares of our common stock or other securities. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock or warrants to purchase such shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing shareholders and may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

We will have discretion in applying a portion of the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our common stock.

Our management will have considerable discretion in the application of the proceeds received by us from this offering. Such proceeds may be used to purchase and sell raw materials, grow our brand and for working capital and general corporate purposes. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase our common stock price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Future issuances of capital stock may depress the trading price of our common stock. Any issuance of shares of our common stock after this offering could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock. We may issue additional shares of common stock in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions).

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

USE OF PROCEEDS

After deducting the estimated underwriting commissions and estimated offering expenses payable by us, we expect to receive net proceeds of $22,424,292 from this offering. We anticipate that the proceeds will be applied as follows:

Planned Actions	Amount
Working capital and general corporate purposes	$6,127,285
Fund existing businesses operation (garment manufacturing and logistic)	2,000,000
Expansion of garment manufacturing business	-
Branding and marketing	3,063,644
Retailer set-up	1,021,215
Expansion of logistics services business	-
Expand delivery network	1,021,215
Establish warehouse	1,021,215
Research and development	1,021,215
Marketing	3,063,644
Expansion of epidemic prevention supplies business	-
Lab and factory set-up	1,021,215
Research and development	3,063,644
Offering expenses	575,708
Underwriting commissions and expenses	2,000,000

TOTAL	$25,000,000

The amount and timing of these expenditures will vary depending on a number of factors, including the amount of cash generated by our operations and the rate of growth, if any, of our business.

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

CAPITALIZATION

The following table sets forth our capitalization as of March 31,2022:

●	On an actual basis; and

●	On a pro forma, as adjusted basis to give effect to the sale of the shares of common stock by us in this offering at the public offering price of $5.00 per share, which is set forth on the cover page of this prospectus, and after deducting the estimated underwriter commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

	March 31, 2022
	Actual	Pro Forma
	(Audited)	(unaudited)
Cash and cash equivalents	$1,390,644	$23,814,936
Accounts receivable, net	2,164,970	2,164,970
Inventories	266,596	266,596
Prepayments and other receivables	575,210	575,210
Advances to suppliers	1,181,466	1,181,466
Amount due from related party	110,242	110,242
Total current assets	5,689,128	28,113,420

Plant and equipment, net	836,419	836,419
Long-term prepayment	31,496	31,496
Lease right of use asset	6,530,017	6,530,017
Total non-current assets	7,397,932	7,397,932

Total Assets	13,087,060	35,511,352

Total Current Liabilities	10,392,341	10,392,341
Total Non-current Liabilities	2,766,086	2,766,086

Total Liabilities	13,158,427	13,158,427

Stockholders’ Equity:

Common stock, $0.001 par value, 50,000,000 shares authorized; 26,693,004 shares issued and outstanding, actual; 31,693,004 shares issued and outstanding, pro forma	26,693	31,693
Additional paid-in capital	6,815,333	29,234,625
Accumulated deficits	(6,756,230)	(6,756,230)
Statutory reserve	13,821	13,821
Accumulated other comprehensive income	(170,984)	(170,984)
Total stockholders’ (deficit) equity	(71,367)	22,352,925

Total Liabilities and stockholders’ equity	13,087,060	35,511,352

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2022 was ($71,376), or $0 per share of common stock. Our pro forma net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on March 31, 2022.

If the shares are sold at the public offering price of $5.00 per share, which is set forth on the cover page of this prospectus, after deducting the estimated underwriter commissions and offering expenses payable by us, the pro forma as adjusted net tangible book value as of March 31, 2022 would have been $22,352,916, or $0.71 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.71 per share. The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares of common stock in this offering will suffer an immediate dilution of their investment of $4.29 per share. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

	Offering(1)	Full Over- allotment Post-offering(2)
Assumed offering price per share	$5.00	$5.00
Net tangible book value per share as of March 31, 2022	$0	$0
Increase in net tangible book value per share after this offering	$0.71	$0.80
Net tangible book value per common stock after the offering	$0.71	$0.80
Dilution per common stock to new investors	$4.29	$4.20

(1)	Assumes gross proceeds from offering of 5,000,000 shares.
(2)	Assumes gross proceeds from offering of 5,750,000 shares, if over-allotment option is exercised in full.

A $1.00 increase (decrease) in the public offering price of $5.00 per share would increase (decrease) the pro forma net tangible book value by $4,600,000, the pro forma net tangible book value per share after this offering by $0.14 per share and the dilution in pro forma net tangible book value per share to investors in this offering by $0.85 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriter commissions and estimated offering expenses payable by us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB under the symbol “ATXG.” Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “ATXG,” on or promptly after the date of this prospectus.

Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

We received our trading symbol on September 12, 2016 and were first quoted on September 12, 2016 but no shares were traded until December 12, 2016.

The following table sets forth the high and low trading prices of one share of our common stock for each fiscal quarter over the past two fiscal years, and April 1, 2022 to the date of this prospectus. The quotations provided are for the over the counter market, which reflect interdealer prices without retail mark-up, mark-down or commissions, and may not represent actual transactions. Our common stock trades on a limited, sporadic and volatile basis. These high and low bid prices per share of common stock have been adjusted to give effect to the 1-for-20 reverse stock split of our common stock effected on February 27, 2019.

Fiscal Year 2023	High Bid	Low Bid
First Quarter	$7.50	$7.00
Second Quarter (through August 30, 2022)	$7.50	$7.50
Third Quarter	$-	$-
Fourth Quarter	$-	$-

Fiscal Year 2022	High Bid	Low Bid
First Quarter	$7.50	$7.00
Second Quarter	$7.50	$7.00
Third Quarter	$7.50	$7.00
Fourth Quarter	$7.50	$7.00

Fiscal Year 2021	High Bid	Low Bid
First Quarter	$7.00	$7.00
Second Quarter	$7.00	$7.00
Third Quarter	$7.00	$7.00
Fourth Quarter	$7.00	$7.00

Holders of Our Common Stock

26,693,004 shares of common stock were issued and outstanding as of August 30, 2022. They were held by a total of 555 shareholders of record. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no pre-emptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent

The transfer agent for the common stock is Transfer Online, Inc. The transfer agent’s address is 512 SE Salmon St., Portland, OR 97214, and its telephone number is +1 (503) 227-2950.

Dividend Policy

No cash dividends were paid on our shares of common stock during the fiscal years ended March 31, 2022 and March 31, 2021. We have not paid any cash dividends since October 28, 2014 (inception) and do not foresee declaring any cash dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following tables set forth our summary historical financial data for the periods presented. The following summary financial data for the years ended March 31, 2022 and 2021 are derived from our audited financial statements appearing elsewhere in this prospectus.

This summary financial data should be read together with the historical financial statements and related notes to those statements, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included elsewhere in this prospectus.

	As of March 31,
	2022	2021

Balance Sheet Data:
Cash and cash equivalents	$1,390,644	$1,845,077
Prepayments, Deposits and Other Receivable	3,117,018	5,797,133
Total Assets	13,087,060	18,424,084
Total Current Liabilities	10,392,341	12,428,415
Total Liabilities	13,158,427	18,505,582
Total Stockholders’ equity (deficit)	(71,367)	(81,498)

	Years Ended March 31,
	2022	2021
Statements of Operations Data:
Revenues	$12,690,633	$24,734,759
Gross Profit/(Loss)	2,063,254	(1,187,177)
Total operating expenses	(2,120,259)	(2,420,997)
(Loss)/Income from Operations	(57,005)	(3,608,174)

Income/(Loss) before provision for income taxes	101,492	(3,564,302)

Net Income/(Loss)	$77,998	$(3,590,169)

Net Income/(loss) per common share
Basic and diluted	$0.00	$(0.14)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

The following discussion should be read in conjunction with our consolidated audited financial statements and related notes thereto and other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Where possible, we have tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “intends,” or similar expressions. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in this prospectus.

This prospectus contains statements that we believe are, or may be considered to be, “forward-looking statements”. All statements other than statements of historical fact included in this prospectus regarding the prospects of our industry or our prospects, plans, financial position or business strategy, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plans,” “forecasts,” “continue” or “could” or the negatives of these terms or variations of them or similar terms. Furthermore, such forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission or press releases or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

You should read the matters described in “Risk Factors” and the other cautionary statements made in this prospectus, and incorporated by reference herein, as being applicable to all related forward-looking statements wherever they appear in this prospectus. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements.

Critical Accounting Policies and Estimates

The discussion and analysis of the Company’s financial condition and results of operations are based upon its consolidated audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these audited financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an on-going basis, management evaluates past judgments and estimates, including those related to bad debts, accrued liabilities, convertible promissory notes and contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The accounting policies and related risks described in the Company’s Annual Report on Form 10-K as initially filed with the Securities and Exchange Commission on June 23, 2022 are those that depend most heavily on these judgments and estimates.

Corporate History

Addentax Group Corp. was incorporated in the State of Nevada on October 28, 2014. We were originally incorporated to produce images on multiple surfaces, such as glass, leather, plastic, ceramic, textile, and others using a 3D sublimation vacuum heat transfer machine. We no longer pursue opportunities related to 3D printing positioning.

We have a fiscal year-end of March 31. On July 12, 2016, we filed an amendment to our articles of incorporation, which amendment was effectuated by our transfer agent on July 20, 2016. The certificate of amendment was filed in order to undertake a two for one forward stock split and increase our authorized shares of common stock, par value $0.001 per share, to 150,000,000 shares, which forward stock split has been retroactively reflected throughout this prospectus. On February 27, 2019, we filed a Certificate of Change to effect a 1-for-20 reverse stock split, which reduced our authorized shares of common stock to 50,000,000 shares.

Current Business

We are a Nevada holding company with no material operations of our own. We conduct substantially all of our operations through our operating companies established in the PRC, primarily Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd. (“YX”), our wholly owned subsidiary and its subsidiaries.

Effective December 28, 2016, Addentax Group Corp. (“ATXG” or the “Company”) executed a Sale & Purchase Agreement (“S&P”) for the acquisition of 100% of the shares of Yingxi Industrial Chain Group Co., Ltd. (“YICG”), a company incorporated under the laws of the Republic of Seychelles. Pursuant to the S&P, the Company agreed to issue five hundred million (500,000,000) restricted common shares of the Company to the owners of YICG.

After the completion of the S&P, YICG’s business became our business.

We are listed on the OTCQB under the symbol of “ATXG”. Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “ATXG,” on or promptly after the date of this prospectus. We classify our businesses into four segments: Garment manufacturing, logistics services, property management and subleasing, and epidemic prevention supplies segments. For the fiscal year ended March 31, 2020 and in previous fiscal years: (i) garment manufacturing and (ii) logistics services. During the fiscal year 2021, we developed two new business segments: property management and subleasing, and epidemic prevention supplies.

Our garment manufacturing business consists of sales made principally to wholesaler located in the People’s Republic of China (“PRC”). We have our own manufacturing facilities, with sufficient production capacity and skilled workers on production lines to ensure that we meet our high quality control standards and timely delivery requirement for our customers. We conduct our garment manufacturing operations through four wholly owned subsidiaries, namely Dongguan Heng Sheng Wei Garments Co., Ltd (“HSW”), Shantou Chenghai Dai Tou Garments Co., Ltd (“DT”), Dongguan Yushang Clothing Co., Ltd (“YS”), and Shantou Yi Bai Yi Garments Co., Ltd (“YBY”) which are located in the Guangdong province, China. In October 2020, the Company disposed of DT to a third party at fair value, which was also its carrying value as of September 30, 2020.

Our logistics business consists of delivery and courier services covering 79 cities in seven provinces and two municipalities in China. Although we have our own motor vehicles and drivers, we currently outsource some of the business to our contractors. We believe outsourcing allows us to maximize our capacity and maintain flexibility while reducing capital expenditures and the costs of keeping drivers during slow seasons. We conduct our logistic operations through four wholly owned subsidiaries, namely Shenzhen Xin Kuai Jie Transportation Co., Ltd (“XKJ”), Shenzhen Hua Peng Fa Logistic Co., Ltd (“HPF”), Shenzhen Yingxi Peng Fa Logistic Co., Ltd (“PF”) and Shenzhen Yingxi Tongda Logistic Co., Ltd (“TD”), which are located in the Guangdong province, China. In November 2020, the Company disposed of HPF to a third party at fair value, which was also its carrying value as of November 30, 2020.

The business operations, customers and suppliers of DT and HPF were retained by the Company; therefore, the disposition of the two subsidiaries did not qualify as discontinued operations.

Our property management and subleasing business provides shops subleasing and property management services for garment wholesalers and retailers in garment market. We conduct our property management and subleasing operation through a wholly owned subsidiary, namely Dongguan Yingxi Daying Commercial Co., Ltd (“DY”).

Our epidemic prevention supplies business consists of manufacturing and distribution of epidemic prevention products and reselling of epidemic prevention supplies purchased from third parties in both domestic and overseas markets. We conduct our manufacturing of the epidemic prevention products in Dongguan Yushang Clothing Co., Ltd (“YS”). We conduct the trading of epidemic prevention suppliers through Addentax and Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd (“YX”), a wholly owned subsidiary of the Company.

Business Objectives

Garment Manufacturing Business

We believe the strength of our garment manufacturing business is mainly due to our consistent emphasis on exceptional quality and timely delivery. The primary business objective for our garment manufacturing segment is to expand our customer base and improve our profit.

Logistics Services Business

The business objective and future plan for our logistics services segment is to establish an efficient logistic system and to build a nationwide delivery and courier network in China. As of March 31, 2022, we provide logistic service to over 79 cities in seven provinces and two municipalities. We expect to develop an additional 20 logistics points in existing serving cities and improve the Company’s profits in the years of 2023.

Property Management and Subleasing Business

The business objective of our property management and subleasing segment is to integrate resources in shopping mall, develop e-commerce bases and the Internet celebrity economy together to drive to increase the value of the stores in the area. The short-term goal for the year is to increase the occupancy rate of stores in the mall to more than 70%.

Epidemic Prevention Supplies Business

The primary objective of our epidemic prevention supplies business is to take the advantage of our resource in supply chain from the garment manufacturing business segment to facilitate and maximize the production, distribution and resale of epidemic prevention supplies, in order to increase our revenue base and improve our net profit.

Seasonality of Business

Our business is affected by seasonal trends, with higher levels of garment sales in our second and third quarters and higher logistic service revenue in our third and fourth quarters. These trends primarily result from the timing of seasonal garment manufacturing shipments and holiday periods in the logistic segment.

Collection Policy

Garment manufacturing business

For our new customers, we generally require orders placed to be backed by advances or deposits. For our long-term and established customers with good payment track records, we generally provide payment terms between 30 to 180 days following the delivery of finished goods.

Logistics Services business

For logistics services, we generally receive payments from the customers between 30 to 90 days following the date of the registration of our receipt of packages.

Property management and subleasing business

For property management and subleasing business, we generally collect rental and management fees of the following month each month in advance.

Epidemic prevention supplies business

For Epidemic prevention supplies business, we generally receive payment from the customers within 30 days following the delivery of finished goods. We would also give our long-term customers with a 12 months long credit term policy to maintain a good business relationship.

Economic Uncertainty

Our business is dependent on consumer demand for our products and services. We believe that the significant uncertainty in the economy in China has increased our clients’ sensitivity to the cost of our products and services. We have experienced continued pricing pressure. If the economic environment becomes weak, the economic conditions could have a negative impact on our sales growth and operating margins, cash position and collection of accounts receivable. Additionally, business credit and liquidity have tightened in China. Some of our suppliers and customers may face credit issues and could experience cash flow problems and other financial hardships. These factors currently have not had an impact on the timeliness of receivable collections from our customers. We cannot predict at this time how this situation will develop and whether accounts receivable may need to be allowed for or written off in the coming quarters.

Despite the various risks and uncertainties associated with the current economy in China, we believe our core strengths will continue to allow us to execute our strategy for long-term sustainable growth in revenue, net income and operating cash flow.

Summary of Critical Accounting Policies

We have identified critical accounting policies that, as a result of judgments, uncertainties, uniqueness and complexities of the underlying accounting standards and operation involved could result in material changes to our financial position or results of operations under different conditions or using different assumptions.

Estimates and Assumptions

We regularly evaluate the accounting estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Revenue Recognition

Revenue is generated through sale of goods and delivery services. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the promised goods and services in the contract;

(ii)	determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all product and service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Leases

Lessee

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, The Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Lessor

As a lessor, the Company’s leases are classified as operating leases under ASC 842. Leases, in which the Company is the lessor, are substantially all accounted for as operating leases and the lease components and non-lease components are accounted for separately. Rental income from operating leases is recognized on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized on a straight-line basis over the lease term.

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This standard will be effective for the Company on April 1, 2023. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s consolidated financial statements.

Results of Operations for the years ended March 31, 2022 and 2021

The following tables summarize our results of operations for the years ended March 31, 2022 and 2021. The table and the discussion below should be read in conjunction with our consolidated financial statements and the notes thereto appearing elsewhere in this report.

	2022		2021		Changes in 2022 compared to 2021
	(In U.S. dollars, except for percentages)
Revenue	$12,690,633	100.0%	$24,734,759	100%	$(12,044,126)	(48.7)%
Cost of revenues	(10,627,379)	(83.7)%	(25,921,936)	(104.8)%	15,294,557	59.0%
Gross profit (loss)	2,063,254	16.3%	(1,187,177)	(4.8)%	3,250,431	273.8%
Operating expenses	(2,120,259)	(16.7)%	(2,420,997)	(9.8)%	300,738	12.4%
Loss from operations	(57,005)	(0.4)%	(3,608,174)	(14.6)%	3,551,169	98.4%
Other income, net	160,570	1.3%	62,784	0.3%	97,786	155.7%
Net finance cost	(2,073)	(0.0)%	(18,912)	(0.1)	16,839	89.0%
Income tax expense	(23,494)	(0.2)%	(25,867)	(0.1)%	2,373	9.2%
Net loss	$77,998	0.6%	$(3,590,169)	(14.5)%	$3,668,167	100.3%

Revenue

Total revenue for the year ended March 31, 2022 significantly decreased by approximately $12.0 million, or approximately 48.7%, as compared with the year ended March 31, 2021. The significant decrease was mainly due to the decrease of revenue from the epidemic prevention supplies business in the year ended March 31, 2022.

Revenue generated from our garment manufacturing business contributed approximately $2.5 million, or approximately 19.9%, of our total revenue for the year ended March 31, 2022. Revenue generated from the segment contributed approximately $6.9 million, or approximately 27.9%, of our total revenue for the year ended March 31, 2021. The decrease of approximately $4.4 million was mainly due to factory facilities renewal and repair, remaining factories cannot provide as much capacity as before. We estimate the capacity will appear to recover at second quarter of FY2023.

Revenue generated from our logistics services business contributed approximately $5.3 million, or approximately 42.0%, of our total revenue for the year ended March 31, 2022. Revenue generated from the segment contributed approximately $4.6 million, or approximately 18.5%, of our total revenue for the year ended March 31, 2021. The increase of approximately $0.7 million was mainly due to development of company’s business.

Revenue generated from our property management and subleasing business contributed approximately $4.3 million, or approximately 33.6%, of our total revenue for the year ended March 31, 2022. Revenue generated from our property management and subleasing business contributed approximately $1.3 million, or approximately 5.2%, of our total revenue for the year ended March 31, 2021. The increase of approximately $3 million was mainly due to the increase in sub-leasing rate of the property.

Revenue generated from our epidemic prevention supplies business contributed approximately $0.6 million, or approximately 4.5%, of our total revenue for the year ended March 31, 2022. Revenue generated from our epidemic prevention supplies business contributed approximately $12.0 million, or approximately 48.4%, of our total revenue for the year ended March 31, 2021. It included revenue from trading of merchandise of epidemic prevention supplies. The significant decrease mainly because no profitable orders were obtained during the year. The Company accepted sales orders very cautiously to make sure the sales orders can be matched with stable suppliers to secure profitability of each order.

Cost of revenue

	2022		2021		Increase (decrease) in 2022 compared to 2021
	(In U.S. dollars, except for percentages)
Net revenue for garment manufacturing	$2,525,440	100.0%	$6,896,410	100.0%	$(4,370,970)	(63.4)%
Raw materials	1,746,174	69.1%	4,892,837	70.9%	(3,146,663)	(64.3)%
Labor	547,695	21.7%	1,388,069	20.1%	(840,374)	(60.5)%
Other and Overhead	21,800	0.9%	58,417	0.9%	(36,617)	(62.7)%
Total cost of revenue for garment manufacturing	2,315,669	91.7%	6,339,323	91.9%	(4,023,654)	(63.5)%
Gross profit for garment manufacturing	209,771	8.3%	557,087	8.1%	(347,316)	(62.3)%

Net revenue for logistics services	5,332,291	100.0%	4,580,733	100.0%	751,558	16.4%
Fuel, toll and other cost of logistics services	1,915,305	35.9%	1,763,441	38.5%	151,864	8.6%
Subcontracting fees	2,285,530	42.9%	1,817,975	39.5%	467,555	25.7%
Total cost of revenue for logistics services	4,200,835	78.8%	3,581,416	78.0%	619,419	17.3%
Gross Profit for logistics services	1,131,456	21.2%	999,317	22.0%	132,139	13.2%

Net revenue for property management and subleasing	4,265,218	100.0%	1,278,517	100.0%	2,986,701	233.6%
Total cost of revenue for property management and subleasing	3,588,811	84.1%	1,120,632	87.3%	2,468,179	220.2%
Gross Profit for property management and subleasing	676,407	15.9%	157,885	12.7%	518,522	328.4%

Net revenue for epidemic prevention supplies	567,684	100.0%	11,979,099	100.0%	(11,411,415)	(95.3)%
Merchandise/Finished goods/Raw materials	516,068	90.9%	14,771,316	123.3%	(14,255,248)	(96.5)%
Labor	-	-	67,885	0.6%	(67,885)	-
Other and Overhead	5,997	1.1%	41,364	0.3%	(35,367)	(85.5)%
Total cost of revenue for epidemic prevention supplies	522,065	92.0%	14,880,565	124.2%	(14,358,500)	(96.5)%
Gross profit for epidemic prevention supplies	45,619	8.0%	(2,901,466)	(24.2)%	2,947,085	101.6%

Total cost of revenue	$10,627,380	83.7%	$25,921,936	104.9%	$(15,294,557)	(59.0)%
Gross profit	$2,063,253	16.3%	$(1,187,177)	(4.7)%	$3,250,431	273.8%

For our garment manufacturing business, we purchased the majority of our raw materials directly from numerous local fabric and accessories suppliers. Aggregate purchases from our five largest raw material suppliers represented approximately 99.3% and 98.7% of raw materials purchases for the years ended March 31, 2022 and 2021, respectively. One and Two suppliers provided more than 10% of our raw materials purchases for the years ended March 31, 2022 and 2021, respectively. We have not experienced difficulty in obtaining raw materials essential to our business, and we believe we maintain good relationships with our suppliers.

Raw materials cost for our garment manufacturing business was approximately 69.1% of our total garment manufacturing business revenue in the year ended March 31, 202, as compared with approximately 70.9% in the year ended March 31, 2021. The decrease in raw materials cost for our garment manufacturing business was mainly due to the purchase cost of the raw materials dropped.

Labor costs for our garment manufacturing business was approximately 21.7% of our total garment manufacturing business revenue in the year ended March 31, 2022, as compared with 20.1% in the year ended March 31, 2021. The increase in labor costs for our garment manufacturing business was mainly due to the continued rising labor costs in the PRC.

Overhead and other expenses for our garment manufacturing business accounted for approximately 0.9% of our total garment manufacturing business revenue for both the years ended March 31, 2022 and 2021.

For our logistic business, we outsource some of the business to our subcontractors. Our subcontractors are contract logistic service provides. The Company relied on a few subcontractors, which the subcontracting fees to our largest contractor represented approximately 14.8% and 7.6% of total cost of revenues for our service segment for the years ended March 31, 2022 and 2021, respectively. The increase in subcontracting fee to the largest contractor was mainly to optimize resources and cost efficiencies. We have not experienced any disputes with our subcontractors and we believe we maintain good relationships with our contract logistic service provider.

Fuel, toll and other costs for our logistics business for the year ended March 31, 2022 was approximately $1.9 million, as compared with $1.8 million for the year ended March 31, 2021. Fuel, toll and other costs for our logistics business accounted for approximately 35.9% of our total service revenue for the year ended March 31, 2022, as compared with approximately 38.5% for the year ended March 31, 2021.

Subcontracting fees for our logistics business for the year ended March 31, 2022 increased to approximately $2.3 million from $1.8 million for the year ended March 31, 2021, representing an increase of approximately 25.7%. Subcontracting fees accounted for 42.9% and 39.5% of our total logistics business revenue in the years ended March 31, 2022 and 2021, respectively.

For property management and subleasing business, the cost of revenue was mainly the amortization of operating lease assets for the subleasing business.

For epidemic prevention supplies business, we have only resale of goods of other brands for the year ended March 31, 2022. For the year ended March 31, 2021, we had sales of our own branded products as well as purchases and resale of goods of other brands. The cost of revenue included cost of merchandise and cost of our own products.

Gross profit

Gross profit of garment manufacturing business for the year ended March 31, 2022 was approximately $0.2 million, as compared with approximately $0.6 million for the year ended March 31, 2021. Gross profit ratio was approximately 8.3% of revenue of the segment, as compared with approximately 8.1% for the year ended March 31, 2021.

Gross profit of our logistics services business for the year ended March 31, 2022 was approximately $1.1 million and gross profit ratio was approximately 21.2%. Gross profit of the segment for the year ended March 31, 2021 was approximately $1.0 million and gross profit ratio was approximately 22.0%. The decrease of gross profit ratio was mainly because of an increase of subcontracting fees.

Gross profit of our property management and subleasing business for the year ended March 31, 2022 was approximately $0.7 million, representing approximately 15.9% of our total property management and subleasing business revenue. Gross profit in our property management and subleasing business for the year ended March 31, 2021 was $0.2 million, or 12.7% of our total property management and subleasing business revenue.

Gross profit of our epidemic prevention supplies business for the year ended March 31, 2022 was approximately $0.05 million and gross margin was approximately 8.0%. Gross loss of our epidemic prevention supplies business for the year ended March 31, 2021 was approximately $2.9 million.

					Changes in 2022
	2022		2021		compared to 2021
	(In U.S. dollars, except for percentages)
Gross profit (loss)	$2,063,254	100%	$(1,187,177)	100%	3,250,431	273.8%
Operating expenses:
Selling expenses	(206,251)	(10.5)%	(413,654)	34.5%	207,403	50.1%
General and administrative expenses	(1,914,008)	(97.7)%	(2,007,343)	165.3%	93,335	4.6%
Total	$(2,120,259)	(108.2)%	$(2,420,997)	199.8%	300,738	12.4%
Loss from operations	$(57,005)	(8.2)%	$(3,608,174)	299.8%	3,551,169	98.4%

Selling, General and administrative expenses

Our selling expenses in our garment manufacturing segment for the years ended March 31, 2022 and 2021 was $0.001 million and $0.04 million, respectively. Our selling expenses was nil in our logistics services segment for both the years ended March 31, 2022 and 2021. Selling expenses in our property management and subleasing business was $0.2 million and $0.05 million for the year ended March 31, 2022 and 2021, respectively. Selling expenses in our epidemic prevention supplies business segment was approximately $nil and $0.36 million for the year ended March 31, 2022 and 2021. Selling expenses consist primarily of local transportation, unloading charges and product inspection charges. Total selling expenses for the year ended March 31, 2022 significantly decreased by approximately 50.1% to approximately $0.2 million from approximately $0.4 million for the year ended March 31, 2021.

Our general and administrative expenses in our garment manufacturing segment for the years ended March 31, 2022 and 2021 was approximately $0.13 million and $0.23 million, respectively. Our general and administrative expenses in our logistics services segment for the year ended March 31, 2022 and 2021 was approximately $0.89 million and $0.81 million, respectively. The general and administrative expenses in our property management and subleasing business was approximately $0.37 million and $0.10 million for the years ended March 31, 2022 and 2021. The general and administrative expenses in our epidemic prevention supplies business segment was nil and $0.02 million for the years ended March 31, 2022 and 2021. Our general and administrative expenses in our corporate office for the years ended March 31, 2022 and 2021 was approximately $0.52 million and $0.85 million, respectively. General and administrative expenses consist primarily of administrative salaries, office expense, certain depreciation and amortization charges, repairs and maintenance, legal and professional fees, warehousing costs and other expenses that are not directly attributable to our revenues.

Total general and administrative expenses for the year ended March 31, 2022 decreased approximately 4.6% to approximately $1.9 million from approximately $2.0 million for the year ended March 31, 2021.

Loss from operations

Loss from operations for the years ended March 31, 2022 and 2021 was approximately $0.06 million and $3.61 million, respectively. Income from operations of approximately $0.08 million and $0.33 million was attributed from our garment manufacturing segment for the years ended March 31, 2022 and 2021, respectively. Income from operations of approximately $0.24 million and $0.19 million was attributed from our logistics services segment for the years ended March 31, 2022 and 2021, respectively. Income from operations of $0.1 million and $0.004 million was attributed from our property management and subleasing business for the years ended March 31, 2022 and 2021. Income from operations of $0.05 million was attributed from our epidemic prevention supplies business segment for the year ended March 31, 2022. Loss from operations of approximately $3.28 million was attributed from our epidemic prevention supplies business segment for the year ended March 31, 2021. We incurred general and administrative expenses in corporate office of approximately $0.52 million and approximately $0.85 million for the years ended March 31, 2022 and 2021, respectively.

Income Tax Expenses

Income tax expense for the years ended March 31, 2022 and 2021 was $0.02 million and $0.03 million, respectively, a 9.2% decrease compared to 2021. The Company operates in the PRC and files tax returns in the PRC jurisdictions.

Yingxi Industrial Chain Group Co., Ltd was incorporated in the Republic of Seychelles and, under the current laws of the British Virgin Islands, is not subject to income taxes.

Yingxi HK was incorporated in Hong Kong and is subject to Hong Kong income tax at a tax rate of 16.5%. No provision for income taxes in Hong Kong has been made as Yingxi HK had no taxable income for the years ended March 31, 2022 and 2021.

WFOE and YX were incorporated in the PRC and is subject to the PRC Enterprise Income Tax (EIT) rate is 25%. No provision for income taxes in the PRC has been made as WFOE and YX had no taxable income for the years ended March 31, 2022 and 2021.

The Company is governed by the Income Tax Laws of the PRC. Yingxi’s operating companies are subject to progressive EIT rate from 5% to 15% in year ended March 31, 2022. The preferential tax rates will be expired at end of year 2022 and the EIT rate will be 25% from year 2023.

The Company’s parent entity, Addentax Group Corp. is a U.S. entity and is subject to the United States federal income tax. No provision for income taxes in the United States has been made as Addentax Group Corp. had no United States taxable income for the years ended March 31, 2022 and 2021.

Net Profit

We incurred a net profit of approximately $0.08 million and a net loss of $3.59 million for the years ended March 31, 2022 and 2021, respectively. Our basic and diluted earnings per share were $0.00 and $0.14 for the year ended March 31, 2022 and 2021, respectively.

Summary of cash flows

Summary cash flows information for the years ended March 31, 2022 and 2021 is as follow:

	2022	2021
	(In U.S. dollars)
Net cash provided by (used in) operating activities	$1,090,872	$(4,223,008)
Net cash used in investing activities	$(198,122)	$(563,052)
Net cash used in (provided by) financing activities	$(1,372,803)	$6,099,656

Net cash provided by operating activities in the year ended March 31, 2022 was approximately $5.3 million more than that of the year ended March 31, 2021. It was mainly because the net profit of fiscal year ended March 31, 2022 was approximately $3.7 million more than the net loss of the fiscal year ended March 31, 2021. The movement of operating assets and liabilities of the year ended March 31, 2022 resulted in cash inflow of approximately $0.9 million, while the movement of operating assets and liabilities of the year ended March 31, 2021 resulted in negative cash flow of approximately $0.8 million. We shall try to improve our operating cash flow by closely monitoring the timely collection of accounts and other receivables. We generally do not hold any significant inventory for more than ninety days, as we typically manufacture upon customers’ order.

Net cash used in investing activities for the year ended March 31, 2022 was approximately $0.3 million less than that of the year ended March 31, 2021. It was mainly because the purchase of plant and equipment in the year ended March 31, 2022 was approximately $0.2 million less than the purchase of plant and equipment in prior year. In prior year, the Company also had a cash decrease of approximately $0.7 million in disposal of one subsidiary in garment manufacturing segment and one subsidiary in logistics services segment. The Company also had proceeds of approximately $0.5 million from the disposal of the two subsidiaries.

Net cash provided by financing activities for the year ended March 31, 2022 was approximately $7.5 million less than the year ended March 31, 2021. It was mainly because the Company had net cash repayment of approximately $1.4 million to related parties’ borrowings, while the Company has a proceeds of approximately $6.7 million from issue of ordinary shares in the year ended March 31, 2021.

Financial Condition, Liquidity and Capital Resources

As of March 31, 2022, we had cash on hand of approximately $1.4 million, total current assets of approximately $5.7 million and current liabilities of approximately $10.4 million. We presently finance our operations primarily from cash flows from borrowings from related parties and third parties. We also raised equity fund of approximately $3.74 million and approximately $3.0 million from the issuance of common stocks in August 2020 and March 2021, respectively. We aim to improve our operating cash flows and anticipate that cash flows from our operations and borrowings from related parties and third parties will continue to be our primary source of funds to finance our short-term cash needs.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the CEO. During the year, the CEO has provided financial support for the operations of the Company. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the CEO has indicated the intent and ability to provide additional equity financing.

The growth and development of our business will require a significant amount of additional working capital. We currently have limited financial resources and based on our current operating plan, we will need to raise additional capital in order to continue as a going concern. We currently do not have adequate cash to meet our short or long-term objectives. In the event additional capital is raised, it may have a dilutive effect on our existing stockholders.

We are subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. Due to the absence of a long standing operating history and the emerging nature of the markets in which we compete, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. Our revenue model is new and evolving, and we cannot be certain that it will be successful. The potential profitability of this business model is unproven. We may never ever achieve profitable operations. Our future operating results depend on many factors, including demand for our services, the level of competition, and the ability of our officers to manage our business and growth. As a result of the emerging nature of the market in which we compete, we may incur operating losses until such time as we can develop a substantial and stable revenue base. Additional development expenses may delay or negatively impact the ability of the Company to generate profits. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth, achieve or sustain profitability, or continue as a going concern.

Foreign Currency Translation Risk

Our operations are located in the China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility in foreign exchange rates between the U.S. dollar and the Chinese Renminbi (“RMB”). All of our sales are in RMB. In the past years, RMB continued to appreciate against the U.S. dollar. As of March 31, 2022, the market foreign exchange rate had decreased to RMB 6.34 to one U.S. dollar. Our financial statements are translated into U.S. dollars using the closing rate method. The balance sheet items are translated into U.S. dollars using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the period. All translation adjustments are included in accumulated other comprehensive income in the statement of equity. The foreign currency translation loss for the years ended March 31, 2022 and 2021 was $0.1 million and $0.2 million, respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of March 31, 2022 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS

Overview

Addentax Group Corp. was incorporated in the State of Nevada on October 28, 2014. We were principally engaged in the business of producing images on multiple surfaces, such as glass, leather, plastic, ceramic, textile, and others, using a three-dimensional sublimation vacuum heat transfer machine (“Original Business”).We are listed on the OTCQB under the symbol of “ATXG”. Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “ATXG,” on or promptly after the date of this prospectus.

On December 28, 2016, we entered into a Sale and Purchase Agreement (“SPA”) with Yingxi Industrial Chain Group Co., Ltd. (“YICG”), which was incorporated under the laws of the Republic of Seychelles and principally engaged in garment manufacture, where we agreed to acquire 100% of the equity interest in YICG and to issue five hundred million (500,000,000) restricted common shares of the Company to YICG. The completion of the SPA took place on September 25, 2017. Following the completion of the SPA, YICG’s business became our business.

We (Addentax Group Corp.) are a Nevada holding company with no material operations of our own. We conduct substantially all of our operations through our operating companies established in the PRC, primarily Shenzhen Qianhai Yingxi Industrial Chain Service Co., Ltd. (“YX”), our wholly owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in China. This is an offering of common stock of our Nevada holding company, instead of shares of our operating companies in China. Therefore, you will not directly hold any equity interests in our operating companies. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless.

We classify our businesses into four segments: Garment manufacturing, logistics services, property management and subleasing, and epidemic prevention supplies segments. For the fiscal year ended 2020 and in previous fiscal years: (i) garment manufacturing and (ii) logistics services. During the fiscal year 2021, we developed two new business segments: property management and subleasing, and epidemic prevention supplies.

Our garment manufacturing business consists of sales made principally to wholesaler located in the People’s Republic of China (“PRC”). We have our own manufacturing facilities, with sufficient production capacity and skilled workers on production lines to ensure that we meet our high quality control standards and timely meet the delivery requirements for our customers. We conduct our garment manufacturing operations through four-wholly owned subsidiaries, namely Dongguan Heng Sheng Wei Garments Co., Ltd (“HSW”), Dongguan Yushang Clothing Co., Ltd (“YS”), Shantou Yi Bai Yi Garment Co., Ltd (“YBY”), and Shantou Chenghai Dai Tou Garments Co., Ltd (“DT”), which are located in the Guangdong province, China. In October 2020, the Company disposed of DT to a third party at fair value, which was also its carrying value as of September 30, 2020.

Our logistics business consists of delivery and courier services covering 79 cities in seven provinces and two municipalities in China. Although we have our own motor vehicles and drivers, we currently outsource some of the business to our contractors. We believe outsourcing allows us to maximize our capacity and maintain flexibility while reducing capital expenditures and the costs of keeping drivers during slow seasons. We conduct our logistic operations through four wholly owned subsidiaries, namely Shenzhen Xin Kuai Jie Transportation Co., Ltd (“XKJ”), Shenzhen Hua Peng Fa Logistic Co., Ltd (“HPF”), Shenzhen Yingxi Peng Fa Logistic Co., Ltd (“PF”) and Shenzhen Yingxi Tongda Logistic Co., Ltd (“TD”), which are located in the Guangdong province, China. In November 2020, the Company disposed of HPF to a third party at fair value, which was also its carrying value as of November 30, 2020.

The business operations, customers and suppliers of DT and HPF were retained by the Company; therefore, the disposition of the two subsidiaries did not qualify as discontinued operations.

Our property management and subleasing business provides shops subleasing and property management services for garment wholesalers and retailers in garment market. We conduct our property management and subleasing operation through a wholly owned subsidiary, namely Dongguan Yingxi Daying Commercial Co., Ltd (“DY”).

Our epidemic prevention supplies business consists of manufacturing and distribution of epidemic prevention products and reselling of epidemic prevention supplies purchased from third parties in both domestic and overseas markets. We conduct our manufacturing of the epidemic prevention products in Dongguan Yushang Clothing Co., Ltd (“YS”). We conduct the trading of epidemic prevention suppliers through Addentax and Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd (“YX”), a wholly owned subsidiary of the Company.

Business Objectives

Garment Manufacturing Business

We believe the strength of our garment manufacturing business segment is mainly due to our consistent emphasis on exceptional quality and timely delivery of our products. The primary business objective for our garment manufacturing business segment is to expand our customer base and improve our profit.

Logistics Services Business

The business objective and future plan for our logistics services segment is to establish an efficient logistic system and to build a nationwide delivery and courier network in China. As of March 31, 2022, we provide logistic service to over 79 cities in seven provinces and two municipalities. We expect to develop an additional 20 logistics points in existing serving cities and improve the Company’s profit in the year end of 2023.

Property Management and Subleasing Business

The business objective of our property management and subleasing segment is to integrate resources in shopping mall, develop e-commerce bases and the Internet celebrity economy together to drive to increase the value of the stores in the area. The short-term goal for the year is to increase the occupancy rate of stores in the mall to more than 70%.

Epidemic Prevention Supplies Business

The primary objective of our epidemic prevention supplies business is to take the advantage of our resource in supply chain from the garment manufacturing business segment to facilitate and maximize the production, distribution and resale of epidemic prevention supplies, in order to increase our revenue base and improve our net profit.

Competitive Strengths

We believe we have the following competitive strengths:

Cost-effective production. We have adopted a vertical integration production process. We produce garments in our own production facilities and employ our in-house transport teams to deliver garments to our customers. This one-stop service optimizes production efficiency and saves costs by lowering the cost per unit, thereby achieving economies of scale.

Stringent quality control process. As of March 31,2022, we had seven employees in the production department that are responsible for conducting our quality control process. We implement a stringent quality control process which monitors various stages of our garment manufacturing business, including sampling checks of semi-finished products and finished products. We prepare inspection reports to address the quality problems and make recommendations to improve the quality of our products. During final product inspection, we pay special attention to the measurements, workmanship, ironing and packaging of our products to help best ensure that the quality of our products comply with the specifications, standards and requirements of our customers.

Strong design capabilities. Our design team works closely with our customers to understand their needs and make recommendations to them. Our design team also conducts market research and attends industry exhibitions to understand the latest market trends. As of March 31,2022, our design team consisted of five members.

Extensive delivery network. Our logistics business has nine routes and covers 79 cities in seven provinces and two municipalities in the PRC.

Stable Production Supply Chain. We integrated various epidemic prevention suppliers located in China & Malaysia and established strategic cooperation relationship with them, which can help us to purchase the epidemic prevention products in competitive lower price and stable supply. We also received mask production license from relevant governance and some of the products we manufactured passed the inspection of quality inspection agency.

Business Strategies

Key elements of our business and growth strategies include the following:

Sales of raw materials. We intend to enter into exclusive agreements with textile and garment suppliers in Southeast China to be their exclusive agent and supply their textiles and garments to our customers. To execute this plan, we intend to set up several retailers for the sales of textiles and garments to retail customers and supply the textiles and garments exclusively to various high-end fashion brands.

Development of our own brands. We intend to develop our own brands that focus on fast fashion with teenagers being our primary target customers. We plan to adopt a low-cost strategy at the early stage and improve the quality of our products after increasing our market share. We are in the process of registering a trademark for our own brand and intend to start our advertising campaign after the registration of this trademark. We plan to distribute our products in different channels, including our own retailers, co-operative retailers and franchisees.

Expand our delivery network. As of March 31,2022, we provided logistics services to over 79 cities in seven provinces and two municipalities in the PRC. We expect to develop an additional 20 logistics points in existing serving cities and improve the Company’s profit in the year end of 2023.

Develop international logistics services and warehousing services. We intend to develop international logistics services for customers located all over the world and international warehousing services.

Development of international trading. We developed our international trading during the global epidemic situation of Covid-19 to import and export diverse epidemic protection products including medical masks, latex gloves etc.

Develop E-commerce business. We integrated resources in shopping mall, intend to develop e-commerce bases and the internet celebrity economy together to drive to increase the value of the stores in the area.

Develop our epidemic prevention supply chain. We intend to develop our own epidemic prevention supply chain as we see the potential and opportunity of medical and health industry. We expect to establish a one-step epidemic prevention supply chain from product manufacturing line establishment to sales networking construction. Currently, we are focusing on the civil mask market in China and provide cost-effective masks to customers. We will improve our product quality constantly and develop oversee markets.

Our garment manufacturing business

We manufacture garments for various high-end fashion brands through four of our wholly-owned subsidiaries, HSW, YS, YBY, and DT, which are located in Guangdong, the PRC. The Company sold DT to another third party in October 2020, with consideration of $604,773, equal to the carrying amount of its net assets.

Operations

Our customer relationship team is responsible for cultivating and maintaining our relationship with customers.

Our design team works closely with our customer relationship team to understand our customers’ needs and make recommendations to them based on their designs.

Our fabric team leverages our experience in fabric sourcing as well as our understanding in fabric features to recommend the types of fabric to be used in our customers’ products. Our fabric team may also suggest alternative fabrics to our customers. Our fabric team works with our research and development team to understand fabric types and aims to identify different fabric we source and improve the quality and comfort of the fabric we produce.

Our product and technical team is mainly responsible for development samples of products, preparing structural and production guidance of products as well as producing paper patterns for our garment production team. Upon order confirmation from our customers, our customer relationship team informs our fabric team to carry out raw material sourcing.

We source finished fabric and yarns from our suppliers for garment production. The procedures for fabric production are normally divided into the following stages: (i) spinning; (ii) weaving or knitting; (iii) dyeing or printing; and (iv) finishing. Generally, our fabric team requires four to six weeks to source raw materials from our suppliers.

Our garment production team is responsible for produce garments based on the raw materials we source. The major stages involved in garment production include: (i) paper patterning; (ii) fabric cutting; (iii) sewing; (iv) interim quality inspection; (v) trimming; (vi) washing; and (vii) ironing.

Seasonality

We generally receive more purchase orders during our second and third quarters and less manufacture orders during May and June.

Credit period

For our long-term and established customers with good payment track records, we generally provide payment terms between 30 to 180 days following the delivery of finished goods. For our new customers, we generally require advances or deposits to be made when placing orders.

Our logistics business

We pack products and provide logistics service to our customers through four of our wholly-owned subsidiaries, XKJ, HPF, PF and TD which are located in Guangdong province, the PRC. Our in-house logistics teams deliver to approximately seven provinces and two municipalities in the PRC. The company sold HPF to another third party in November 2020, with consideration of $173,170, equal to the carrying amount of its net assets.

Where a customer is located in an area not covered by our delivery fleet or where our in-house logistics teams are fully engaged, we will outsource delivery to third-party contractors. We believe outsourcing allows us to maximize our delivery capacity and improve inventory flexibility while minimizing capital expenditures, such as shipping costs and the costs of additional drivers during low seasons.

Our logistics services

We provide comprehensive logistics services to our customers, which include storage, transportation, warehousing, handling, packaging and order processing. We also provide customs declaration and tax clearance service to our customers who export goods to overseas.

Our network

We have 758 logistics points and they are located in seven provinces and two municipalities which cover 79 cities in the PRC.

Our internal management

Our management in logistics business is responsible for setting out business strategies and managing the daily operation. Specifically, they have regular meetings with different departments, conduct inspection and supervise the finance department, operation department and administration department.

Seasonality

We generally receive more delivery orders in our third and fourth quarters and are more vulnerable to shipping delays in the PRC during Chinese New Year due to traffic and port congestion, border crossing delays and customs clearance issues.

Credit period

We generally require payments from the customers between 30 to 90 days following their acknowledgement of receipt of goods.

Summary of Critical Accounting Policies

We have identified critical accounting policies that, as a result of judgments, uncertainties, uniqueness and complexities of the underlying accounting standards and operation involved could result in material changes to our financial position or results of operations under different conditions or using different assumptions.

Estimates and Assumptions

We regularly evaluate the accounting estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Revenue Recognition

Revenue is generated through sale of goods and delivery services. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the promised goods and services in the contract;

(ii)	determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all product and service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Leases

Lessee

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, The Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Lessor

As a lessor, the Company’s leases are classified as operating leases under ASC 842. Leases, in which the Company is the lessor, are substantially all accounted for as operating leases and the lease components and non-lease components are accounted for separately. Rental income from operating leases is recognized on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized on a straight-line basis over the lease term.

Customers and Suppliers

Customers

Our customer base is diverse. Our customers in garment manufacturing business are mainly garment wholesalers and retailers and our customers in logistics business are mainly trading companies and logistic companies.

Suppliers

We procured our garments through various textile companies in our garment manufacturing business. In our logistics business, we procured from packing companies and transportation companies.

Inventory

Garment manufacturing business. We maintain our raw materials in our storage facilities. We review our inventory levels in order to identify slow-moving materials and broken assortments.

Logistics business. Since we deliver products as soon as we receive orders from customers, we do not operate distribution centers and hence do not need to carry a significant amount of inventory.

Our property management and subleasing business. We do not need to carry a significant amount of inventory due to the nature of the business.

Epidemic prevention supplies business. Since we procured and manufactured epidemic prevention supplies on order basis, we maintain low level of inventories and do not have slow-moving items.

Intellectual Property

We currently do not own any intellectual property rights. We are in the process of registering trademarks and copyright in relation to our garment manufacturing business pending approval from the PRC government.

Competition

While the PRC is still the world’s largest clothing manufacturer with enormous production capacity, oversupply, increasing labor costs and rising local protectionism have eroded its competitiveness.

The principal competitive factors in the garment manufacturing market include:

●	brand awareness and focus;

●	breadth of product offerings; and

●	quality control.

The principal competitive factors in the logistics market include:

●	delivery time; and

●	network coverage.

The principal competitive factors in the property management and subleasing market include:

●	Cost control; and

●	network coverage.

The principal competitive factors in the epidemic prevention supplies market include:

●	delivery time;

●	cost control; and

●	quality control.

We believe we compete favorably with our competitors on the basis of the above factors as a result of our market position and customer base. By offering one-stop-shop services and affordable price points, we provide services to our customers that are difficult for other competitors to address.

Employees

As of March 31, 2022, we had approximately 126 employees and there was no labor union established by our employees. The following table sets out a breakdown of the number of employees by function as of March 31, 2022:

Function	Number of employees
Administration	15
Finance	9
Logistics	2
Marketing	15
Operation	68
Logistics	17
Total	126

According to PRC regulations, we must participate in various employee social security plans organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance and medical insurance. We are also required under PRC law to contribute to employee benefit plans at specified percentage of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

We believe that we maintain a good working relationship with our employees, and to date we have not experienced any significant labor disputes.

Government Regulations

Currently, apart from customary business laws and regulations, the PRC government does not regulate the garment manufacturing business and logistics services business. The PRC government may, however, from time to time institute rules and regulations on such businesses which makes it difficult or impossible for us to operate successfully, if at all, in the PRC. Please see the section on “Risk Factors” for further details.

The PRC government encourages small to medium-sized companies in traditional industries, such as garment manufacturing, to modernize their business models with technological updates in order to sharpen their competitive edge in global markets.

Properties

Our principal place of business is located at Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000 and the telephone number is +(86) 755 8233 0336, which is leased from a company controlled by our CEO. We also lease another four properties in the PRC from independent third parties which serve as our manufacturing factory and dormitory and additional offices and commercial building for subleasing. The following table sets forth a summary of certain information regarding our leased properties:

Property Type	Address	Monthly Rental (RMB)	Size (Square Meter)	Expiration date
Manufacturing factory	Room 501, No. 5 Luotang Road, Dongcheng District, Dongguan, Guangdong, PRC	4,000	600	December 31, 2023

Principal Office	Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen, Guangdong, China	82,000	303	July 31, 2024

Additional office	No. 41-46, Building D, Block B, Jinpeng Distribution Center, No. 536, Sha Ping North Rd, Danping Committee, Nanwan St, Longgang, Shenzhen, Guangdong, PRC	45,000	720	January 31, 2023

Warehouse and additional office	No. 3 Ping’an Avenue, Pinghu Street, Longgang District, Shenzhen, Guangdong, PRC	30,000	605	May 31, 2023

Commercial building for subleasing	Floor 2-6, 7 & 8, Tiaan Building, Huangjin Zhou, Yinlong Road, Humen Town, Dongguan City, Guangdong, PRC	1,963,000	62,026	December 31, 2023

We also have 758 logistics points and they are located in seven provinces and two municipalities in the PRC.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that in the opinion of our management, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition, or cash flows.

DIRECTORS AND EXECUTIVE OFFICERS

The name, address, age and titles of our executive officers and director are as follows:

Name & Address	Age	Title	Date of First Appointment
Hong Zhida	32	Chairman of the Board, Chief Executive Officer, President and Secretary	March 10, 2017

Huang Chao	29	Chief Financial Officer and Treasurer	March 8, 2019

Yu Jiaxin (1)(2)(3)	39	Independent Director	March 13, 2019

Hong Zhiwang	28	Director	March 13, 2019

Alex. P. Hamilton (1)(2)(3) *	48	Independent Director Nominee*	May 10, 2021

Jiangping (Gary) Xiao (1)(2)(3)*	41	Independent Director Nominee*	May 12, 2021

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
*

On May 10, 2021, the Board appointed Mr. Alex P. Hamilton as our independent director, effective on August 30, 2022 (the “Appointment Effective Date’). Mr. Hamilton serves on each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

On May 12, 2021, the Board appointed Mr. Jiangping (Gary) Xiao as our independent director, effective on the Appointment Effective Date. Mr. Xiao serves on each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Hong Zhida, Chairman, CEO, President and Secretary

Mr. Hong Zhida received his Bachelor’s Degree in Electronic Information Science and Technology from Sun Yat-sen University in July 2013. From June 2014 to Present, he served as the Director of China Huiying Joint Supply Chain Group Co. Ltd. He was responsible for assisting the company’s chairman to plan development strategy. From September 2013 to May 2014, he served as Head of Membership Department of the Guangzhou Haifeng Chamber of Commerce. In that position he was responsible for the membership management of the institution.

Huang Chao, Chief Financial Officer and Treasurer

Mr. Huang Chao earned two bachelor’s degrees, one in marketing from Shaoguan University, China in 2014 and the other in international logistics and trade finance from University of Northampton, United Kingdom in 2015. He earned his master’s degree in finance and investment management from University of Liverpool, United Kingdom in 2016 to broaden and deepen his knowledge in the accounting and finance field. After his graduation in 2016, he was appointed as a secretary to Chairman in Addentax Group Corp. He handles all Company’s filings to ensure the Company complies with regulation and advising on good corporate governance practice. Huang Chao interacts with the directors, general manager of each business unit, various regulatory and professional bodies such as the SEC, auditors and attorneys to ensure the compliance. His managing experiences, and profound knowledge in finance make him well positioned for his role as Chief Financial Officer and Treasurer.

Yu Jiaxin, Independent Director

Ms. Yu Jiaxin earned her bachelor’s degree in business management from Nankai University, China in 2006. Ms. Yu currently is the senior human resources director of Kingkey Capital Management Co., Ltd., a Group which offers real estate development, commercial operation, financial investment, and other services in Shenzhen, China. She has worked for Kingkey Group since 2008, initially as a human resources officer and now as senior human resources director. She assisted in the set-up of Kingkey’s annual operating plan and budget in accordance with the company’s annual goals and strategies, building the company’s organizational structure and coordinating Human Resource and Administration, establishing the sound comprehensive personnel administrative management system which is adaptable to the company’s development, and implementing and supervising the system. Bringing over ten years of human resources administration experience, she brings to the Board insights on compensation and benefits.

Hong Zhiwang, Director

Mr. Hong Zhiwang earned his bachelor’s degree in Automation Engineering from Beijing Institute of Technology University Zhuhai Campus, China in 2014. Mr. Hong has been the brand marketing manager at Addentax Group Corp. since 2018 and is responsible for e-commerce marketing covering design website, brand marketing, market investigation and development, and expanding marketing channels to develop new clients, designing the company’s logo and registering copyrights. In 2014, he was the PDM Software Engineer for Hongfan Computer & Technology Co., Ltd. and was responsible for developing software, on-site inspection and guidance and software maintenance, in assistance of ERP to manage the system and create brand new demands design and in charge of R&D of PLM System, surface model design and function model development, structure development and communications technology development. He brings to the Board deep brand marketing experience.

Alex P. Hamilton, Independent Director Nominee

Mr. Hamilton obtained his B.A. in Economics from Brandeis University in 1994. Mr. Alex P. Hamilton, age 47, has been the Chief Financial Officer of CBD Biotech Inc. since November 2018, and has also served as Director of CBD Biotech Inc. since April 2019. In April 2016, Mr. Hamilton founded Hamilton Laundry, and has served as its chief executive officer since then. Mr. Hamilton also founded Hamilton Strategy in November 2014, and has served as its chief executive officer since. From November 2013 to November 2014, Mr. Hamilton was the president of Kei Advisors. Mr. Hamilton was also the Co-Founder of Donald Capital LLC, and has served as its president since May 2019. From December 2020 to July 2021, Mr. Hamilton served as an independent director and the chairman of the audit committee of Wunong Net Technology Company Limited (Nasdaq: WNW).

The Board has determined that Mr. Hamilton satisfies the definition of “independent director” in accordance with Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended.

Jiangping (Gary) Xiao, Independent Director Nominee

Mr. Xiao obtained a master’s degree in business administration from the Ross School of Business Management at the University of Michigan in 2006 and a bachelor’s degree in accounting from Tsinghua University in Beijing, China, in 2000. Mr. Jiangping (Gary) Xiao, age 40, has been the vice president of finance and accounting at Hilco IP Merchant Banking since July 2019. From December 2020 to July 2021, Mr. Xiao served as an independent director and the chairman of the nominating and corporate governance committee of Wunong Net Technology Company Limited (Nasdaq: WNW). From March 2017 to March 2019, Mr. Xiao served as the chief financial officer of Professional Diversity Network, Inc.. From June 2013 to April 2016, Mr. Xiao served as the chief financial officer and financial controller of Petstages Inc.. From August 2008 to May 2013, Mr. Xiao served as the operation financial controller of the operations management group of The Jordan Company, a private equity firm. From June 2006 to August 2008, Mr. Xiao served as a senior finance associate in the financial planning and analysis department of United Airlines, Inc.. Mr. Xiao obtained a master’s degree in business administration from the Ross School of Business Management at the University of Michigan in 2006 and a bachelor’s degree in accounting from Tsinghua University in Beijing, China, in 2000.

The Board has determined that Mr. Xiao satisfies the definition of “independent director” in accordance with Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our board of directors has adopted written charters for each of these committees. Upon completion of this offering, copies of the charters will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee was established on March 8, 2019 and is comprised of three independent directors: Mr. Alex P. Hamilton (Chairperson), Ms. Yu Jiaxin and Mr. Jiangping (Gary) Xiao. Mr. Alex P. Hamilton qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

According to its charter, the Audit Committee shall consist of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements of NASDAQ, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). We do not have a website containing a copy of the Audit Committee Charter. The Audit Committee Charter describes the primary functions of the Audit Committee, including the following:

●	Oversee the Company’s accounting and financial reporting processes;

●	Oversee audits of the Company’s financial statements;

●	Discuss policies with respect to risk assessment and risk management, and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

●	Review and discuss with management the Company’s audited financial statements and review with management and the Company’s independent registered public accounting firm the Company’s financial statements prior to the filing with the SEC of any report containing such financial statements.

●	Recommend to the board that the Company’s audited financial statements be included in its annual report on Form 10-K for the last fiscal year;

●	Meet separately, periodically, with management, with the Company’s internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent registered public accounting firm;

●	Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged to prepare or issue an audit report for the Company;

●	Take, or recommend that the board take, appropriate action to oversee and ensure the independence of the Company’s independent registered public accounting firm; and

●	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent registered public accounting firm, internal auditors or management.

Compensation Committee

The Compensation Committee is responsible for, among other matters:

●	reviewing and approving, or recommending to the board of directors to approve the compensation of our CEO and other executive officers and directors reviewing key employee compensation goals, policies, plans and programs;

●	administering incentive and equity-based compensation;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Our Compensation Committee was established on March 8, 2019 and is comprised of three independent directors: Ms. Yu Jiaxin (Chairperson), Mr. Jiangping (Gary) Xiao and Mr. Alex P. Hamilton.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for, among other matters:

●	selecting or recommending for selection candidates for directorships;

●	evaluating the independence of directors and director nominees;

●	reviewing and making recommendations regarding the structure and composition of our board and the board committees;

●	developing and recommending to the board corporate governance principles and practices;

●	reviewing and monitoring the Company’s Code of Business Conduct and Ethics; and

●	overseeing the evaluation of the Company’s management.

Our Corporate Governance and Nominating Committee was established on March 8, 2019 and is comprised of three independent directors: Ms. Yu Jiaxin, Mr. Jiangping (Gary) Xiao (Chairperson) and Mr. Alex P. Hamilton.

Board Leadership Structure and Role in Risk Oversight

Mr. Hong Zhida holds the positions of chief executive officer and chairman of the board of the Company. The board believes that Mr. Hong Zhida’s services as both chief executive officer and chairman of the board is in the best interest of the Company and its shareholders. Mr. Hong Zhida possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company in its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business of the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees and customers.

The board has not designated a lead director. Given the limited number of directors comprising the Board, the independent directors call and plan their executive sessions collaboratively and, between meetings of the Board, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

Management is responsible for assessing and managing risk, subject to oversight by the board of directors. The board oversees our risk management policies and risk appetite, including operational risks and risks relating to our business strategy and transactions. Various committees of the board assist the board in this oversight responsibility in their respective areas of expertise.

Code of Ethics

In September 2018, we adopted a Code of Ethical Business Conduct that applies to, among other persons, members of our board of directors, our Company’s officers including our Chief Executive Officer, employees, consultants and advisors. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Ethical Business Conduct to an appropriate person or persons identified in the Code of Ethical Business Conduct; and

5.	accountability for adherence to the Code of Ethical Business Conduct.

Our Code of Code of Ethical Business Conduct requires, among other things, that all of our company’s senior officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Ethical Business Conduct emphasizes that all employees, and particularly senior officers, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer, who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our Company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our Company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Ethical Business Conduct by another.

Family Relationships

Mr. Hong Zhida, an executive officer of the Company, and Mr. Hong Zhiwang, a director of the Company, are brothers. Apart from this, there are no family relationships between any director or executive officer of the Company.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer for the fiscal years ended March 31, 2021 and 2020:

Summary Compensation Table

Summary Compensation Table Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Zhida Hong	2022	$17,229	0	0	0	0	0	0	$17,229
(CEO)	2021	$17,229	0	0	0	0	0	0	$17,229

Chao Huang	2022	$22,187	0	0	0	0	0	0	$22,187
(CFO)	2021	$22,187	0	0	0	0	0	0	$22,187

There are no current employment agreements between the Company and its officers.

Mr. Hong Zhida is the Company’s Chief Executive Officer, President and Secretary. Mr. Hong’s compensation is $1,436 per month. Mr. Hong may be entitled to options from time to time as authorized and approved by the Compensation Committee or the Board of Directors.

Mr. Huang Chao as the Company’s Chief Financial Officer and Treasurer. On April 15, 2019, the Company entered into an employment agreement with Mr. Chao. Mr. Chao’s compensation is $1,849 per month. Mr. Chao may be entitled to options from time to time as authorized and approved by the Compensation Committee or the Board of Directors.

Narrative Disclosure to Summary Compensation Table

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Stock Option Plan

Currently, we do not have an equity incentive plan in place.

Grants of Plan-Based Awards

To date, there have been no grants or plan-based awards.

Outstanding Equity Awards

To date, there have been no outstanding equity awards.

Option Exercises and Stock Vested

To date, there have been no options exercised by our named officers.

Compensation of Directors

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Shan Cui (resigned)	2022	$1,428	0	0	0	0	0	0	$1,428
(Independent Director)	2021	$11,424	0	0	0	0	0	0	$11,424

Jiaxin Yu	2022	$15,000	0	0	0	0	0	0	$15,000
(Independent Director)	2021	$15,000	0	0	0	0	0	0	$15,000

Weilin Li (resigned)	2022	$1,250	0	0	0	0	0	0	$1,250
(Independent Director)	2021	$15,000	0	0	0	0	0	0	$15,000

Each independent director has entered into an Independent Director Agreement with the Company, pursuant to which Ms. Cui Shan, Ms. Yu Jiaxin and Mr. Li Weilin will receive $17,142, $15,000 and $15,000 per year, respectively, in equal monthly installments of $1,429, $1,250 and $1,250, respectively, at the end of each month. Ms. Cui Shan resigned as an independent director and the chairperson of the Audit Committee of Addentax Group Corp. on May 10, 2021. Mr. Li Weilin resigned as an independent director and the chairperson of the Nominating and Corporate Governance Committee of Addentax Group Corp. on May 13, 2021.

Mr. Alex P. Hamilton has entered into an independent director agreement with the Company, pursuant to which Mr. Hamilton is entitled to receive annual cash compensation of $15,000 payable quarterly in advance on the first business day of each calendar quarter. The first compensation payment after the Appointment Effective Date will comprise a pro-rata amount from the Appointment Effective Date through to the end of the relevant calendar quarter and thereafter quarterly payments in advance of each calendar quarter.

Mr. Jiangping (Gary) Xiao has entered into an independent director agreement with the Company, pursuant to which Mr. Xiao is entitled to receive annual cash compensation of $15,000 payable quarterly in advance on the first business day of each calendar quarter. The first compensation payment after the Appointment Effective Date will comprise a pro-rata amount from the Appointment Effective Date through to the end of the relevant calendar quarter and thereafter quarterly payments in advance of each calendar quarter.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended March 31, 2022, we have related party transactions as set forth below:

Name of Related Parties	Relationship with the Company
Zhida Hong	President, CEO, and a director of the Company
Hongye Financial Consulting (Shenzhen) Co., Ltd.	A company controlled by CEO, Mr. Zhida Hong
Zhongpeng Chen	A legal representative of HPF, became not a related party when HPF was disposed of in November, 2020
Bihua Yang	A legal representative of XKJ
Dewu Huang	A legal representative of YBY
Jinlong Huang	A manager of HSW

The Company leases Shenzhen XKJ office rent-free from Bihua Yang.

In September 2020, the Company disposed of $114,229 aged inventories in HSW to Mr. Jinlong Huang at cost with no gain or loss recognized.

The Company had the following related party balances at the end of the years:

Amount due from related party	2022	2021
Hongye Financial Consulting (Shenzhen) Co., Ltd.	110,242	84,838
	$110,242	$84,838

Being lease of the quarter ended March 31, 2022 paid on behalf of Hongye Financial Consulting (Shenzhen) Co., Ltd. for the shared office in Shenzhen.

Related party debt	2022	2021
Zhida Hong (1)	$3,297,951	$3,727,371
Bihua Yang (2)	31,738	370,523
Dewu Huang (3)	212,290	712,064
Jinlong Huang	153,010	104,006
	$3,694,989	$4,913,964

(1)	The decrease was due to net repayment of debt due to Zhida Hong. During year ended March 31, 2022, the Company received financial support of approximately $0.5 million from Zhida Hong and repaid approximately $0.9 million of debts due to him.

(2)	Being financial support from Bihua Yang for XKJ’s daily operation.

(3)	The decrease of related party debt was mainly due to the repayment of the debt.

The borrowing balances of related party are unsecured, non-interest bearing and repayable on demand.

The Board has determined that each of Yu Jiaxin, Alex P. Hamilton and Jiangping (Gary) Xiao satisfies the definition of “independent director” in accordance with Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 30, 2022, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock or series a common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. The column entitled “Percentage of Shares Beneficially Owned—Before Offering” is based on a total of 26,693,004 shares of our issued and outstanding common stock.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address (1)	Number of Shares Beneficially Owned	Percentage Ownership of Shares of Common Stock Before the Offering	Percentage Ownership of Shares of Common Stock After the Offering
Directors and Officers

Hong Zhida	1,507,950	5.65%	4.76%

Hong Zhiwang	501,171	1.88%	1.58%

Huang Chao	25,720	0.1%	0.08%

Alex P. Hamilton	-	-	-

Yu Jiaxin	-	-	-

Jiangping (Gary) Xiao	-	-	-

All Officers and Directors (six persons)	2,034,841	7.63%	6.42%

Owner of more than 5% of Class	-	-	-

(1)	Except as otherwise set forth below, the address of each beneficial owner is c/o Addentax Group Corp., Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 50,000,000 shares of common stock, $0.001 par value per share.

As of the date of this prospectus, we have 26,693,004 shares of our common stock outstanding.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws, each as amended and restated to date, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designations, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are be valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by stockholders requires the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each stockholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders.

The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Certain provisions of Nevada law, and our Articles of Incorporation and our Bylaws (subject, where applicable as described below, our opting out of certain provisions of Nevada law), contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We do not have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We do not have a provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTCQB. Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding warrants, or the anticipation of such sales, could adversely affect prevailing market prices of our common stock from time to time and could impair our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 31,693,004 shares of our common stock issued and outstanding. In addition, we will have 500,000 shares of common stock issuable upon the exercise of the Underwriter Warrants.

Lock-Up

For further details on the lock-up agreements, see the section entitled “Underwriting – Lock Up Agreements.”

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 316,930 shares immediately after this offering; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a Notice of Proposed Sale of Securities pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

UNDERWRITING

In connection with this offering, we have entered into an underwriting agreement with Network 1 Financial Securities, Inc., dated August 30, 2022, as representative of the underwriters name therein, which we sometimes refer to herein as the representative. The underwriters may retain other brokers or dealers to act as sub-agents on their behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. The underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of shares indicated below:

Name	Number of shares
Network 1 Financial Securities, Inc.	1,500,000
Brilliant Norton Securities Company Limited	3,500,000
Total	5,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all shares in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

We have granted to the underwriters a 45-day option to purchase up to 750,000 additional shares from us at the initial public offering price less the underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

Fees and Expenses

The underwriters have advised us that they propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.35 per share. After this offering, the public offering price and concession to dealers may be reduced by the representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

We have agreed to pay the underwriters a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in this offering. The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share	No Exercise	Full Exercise
Public offering price	$5.00	$25,000,000	$28,750,000
Underwriting discounts and commissions to be paid by us:	$0.35	$1,750,000	$2,012,500
Proceeds, before expenses, to us	$4.65	$23,250,000	$26,737,500

We will also pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the shares.

We have agreed to reimburse the representative up to a maximum of $150,000 for out-of-pocket accountable expenses. We have paid expense deposits of $75,000 to the representative for its anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(5)(A).

We have agreed to pay expenses relating to the offering, including, without limitation: the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the underwriting agreement and related documents (all in such quantities as the representative may reasonably require); preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings; all reasonable and documented fees and expenses for conducting a net road show presentation; all filing fees (including SEC filing fees) and communication expenses relating to the registration of the shares to be sold in the Offering, FINRA filing fees; the reasonable and documented fees and disbursements of the representative’s counsel up to an amount of $60,000 (which maximum shall apply solely to such fees and disbursements of counsel and not to other fees and expenses); background checks of the Company’s officers and directors up to a maximum of $15,000; preparation of bound volumes and mementos in such quantities as the representative may reasonably request up to an amount of $2,500; transfer taxes, if any, payable upon the transfer of securities from the Company to the representative; and the fees and expenses of the transfer agent, clearing firm and registrar for the shares; provided that the actual accountable expenses of the representative shall not exceed $150,000.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and commissions will be approximately $727,303, including a maximum aggregate reimbursement of $150,000 of the representative’s accountable expenses.

Underwriter Warrants

In addition, we have agreed to grant the representative non-redeemable warrants to purchase 500,000 shares of common stock, which is equal to ten percent (10%) of the shares of common stock sold in the offering, which warrants will be exercisable after the closing of the offering, have a five (5) year term after the effective date of the registration statement, of which this prospectus forms part, and a cashless exercise feature. Such warrants are exercisable at an exercise price of $6.50 per share, equal to 130% of the public offering price of the shares of common stock offered pursuant to this offering. We will register the shares underlying the Underwriter Warrants and will file all necessary undertakings in connection therewith. The Underwriter Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of the offering, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any member participating in the offering and the officers or partners thereof, and that all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The Underwriter Warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying shares of Common Stock at the Company’s expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights for a period of five years after the effective date of the registration statement at the Company’s expense. The Underwriter Warrants shall further provide for adjustment in the number and price of such warrants (and the shares of Common Stock underlying such warrants) in the event of recapitalization, merger or other structural transaction to prevent dilution. The representative will have the option to exercise their warrants at any time, provided that such shares are not transferred during the lock-up period; the 180 day lock period will remain on these underlying shares.

Electronic Offer, Sale and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the underwriters. In addition, the common stock may be sold by the underwriters to securities dealers who resell the common stock to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or each underwriter in its capacity as underwriter and should not be relied upon by investors.

Lock-up Agreements

Each of our directors and officers and holders of our common stock on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of twelve months and the Company and all of other shareholders, for a period of 365 days after the date of this prospectus, without the prior written consent of the underwriters not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire shares of common stock pursuant to any existing stock option or the conversion of any of our preferred convertible stock.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you must:

●	execute and deliver a subscription agreement; and

●	deliver the subscription price to the Company by cashier’s check or wire transfer of immediately available funds.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, email address, number of shares you are purchasing, and the price you are paying for your shares.

Upon the Company’s acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, the Company shall countersign the subscription agreement and issue a stock certificate along with a copy of the subscription agreement.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

Stabilization

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with the underwriters. The terms of the underwriting agreement provide that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “ATXG,” on or promptly after the date of this prospectus.

Prior to this offering, there has been no public market for our shares. The initial public offering price was determined by negotiations among us and the underwriters and will not necessarily reflect the market price of our common stock following this offering. The principal factors that were considered in determining the initial public offering price included:

●	the information presented in this prospectus and otherwise available to the underwriters;
●	the history of, and prospects for, the industry in which we will compete;
●	the ability of our management;
●	the prospects for our future earnings;
●	the present state of our development, results of operations and our current financial condition
●	the general condition of the securities markets at the time of this offering; and
●	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies.

We cannot assure you that the initial public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock will develop and continue after this offering.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”).

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
●	Over-allotment involves sales by the underwriters of the common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.
●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
●	In passive market making, market makers in the shares who is the representative or prospective representative may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the shares. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of the business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada. The shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands. This prospectus does not constitute a public offer of the shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any shares to any member of the public in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the shares to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong. The shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Malaysia

The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore

The securities represented may not be offered or sold, nor may any document or other material in connect with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

United Kingdom. An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York. VCL Law LLP, is acting as counsel to the underwriters in connection with the securities offered hereby. Certain legal matters relating to the offering as to PRC law will be passed upon for us by Hiways Law Firm (Shenzhen) and for the underwriters by Dahui Lawyers. Loeb & Loeb LLP may rely upon Hiways Law Firm with respect to matters governed by PRC law. VCL Law LLP may rely upon Dahui Lawyers with respect to matters governed by PRC law.

EXPERTS

BF Borgers CPA PC, independent registered public accounting firm, has audited our financial statements as of and for the years ended March 31, 2022 and 2021 as set forth in their report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at Addentax Group Corp., Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000.

We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.addentax.com, at which, following the closing of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website incorporated by reference in, and is not part of, this prospectus.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Addentax Group Corp.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Addentax Group Corp. (the “Company”) as of March 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss), changes in equity, and cash flows for each of the two years in the period ended March 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of March 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2022, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 5 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ B F Borgers CPA PC

We have served as the Company’s auditor since 2020.

Lakewood, Colorado
June 23, 2022

F-2

ADDENTAX GROUP CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

	March 31, 2022	March 31, 2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,390,644	$1,845,077
Accounts receivables	2,164,970	4,757,518
Inventories	266,596	270,434
Other receivables	575,210	684,161
Advances to suppliers	1,181,466	355,454
Amount due from related party	110,242	84,838
Total current assets	5,689,128	7,997,482

NON-CURRENT ASSETS
Plant and equipment, net	836,419	793,977
Operating lease right of use asset	6,530,017	9,632,625
Long-term prepayment	31,496	-
Total non-current assets	7,397,932	10,426,602
TOTAL ASSETS	$13,087,060	$18,424,084

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term loan	$151,090	$152,607
Accounts payable	1,334,483	3,121,373
Related party borrowings	3,694,989	4,913,964
Advances from customers	2,375	3,029
Accrued expenses and other payables	1,445,473	681,984
Lease liabilities, current portion	3,763,931	3,555,458
Total current liabilities	10,392,341	12,428,415

NON-CURRENT LIABILITIES
Lease liability, net of current portion	2,766,086	6,077,167
TOTAL LIABILITIES	13,158,427	18,505,582

EQUITY
Common stock ($0.001 par value, 50,000,000 shares authorized, 26,693,004 shares issued and outstanding as of March 31, 2022 and 2021)	$26,693	$26,693
Additional paid-in capital	6,815,333	6,815,333
Accumulated deficits	(6,756,230)	(6,834,228)
Statutory reserve	13,821	13,821
Accumulated other comprehensive income (loss)	(170,984)	(103,117)
Total deficit	(71,367)	(81,498)
TOTAL LIABILITIES AND EQUITY	$13,087,060	$18,424,084

See accompany notes to the consolidated financial statements.

F-3

ADDENTAX GROUP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

	2022	2021
REVENUES	$12,690,633	$24,734,759

COST OF REVENUES	(10,627,379)	(25,921,936)

GROSS PROFIT/(LOSS)	$2,063,254	$(1,187,177)

OPERATING EXPENSES
Selling and marketing	(206,251)	(413,654)
General and administrative	(1,914,008)	(2,007,343)
Total operating expenses	$(2,120,259)	$(2,420,997)

LOSS FROM OPERATIONS	(57,005)	(3,608,174)

Interest income	7,818	230
Interest expenses	(9,891)	(19,142)
Other income/(expenses)	160,570	62,784

INCOME/(LOSS) BEFORE INCOME TAX EXPENSE	$101,492	$(3,564,302)

Income tax expense	(23,494)	(25,867)

NET INCOME/(LOSS)	77,998	(3,590,169)
Foreign currency translation loss	(67,867)	(159,605)
TOTAL COMPREHENSIVE INCOME/(LOSS)	$10,131	$(3,749,774)

EARNING/(LOSS) PER SHARE
Basic and diluted	$0.00	$(0.14)
Weighted average number of shares outstanding – Basic and diluted	26,693,004	25,817,990

See accompany notes to the consolidated financial statements.

F-4

ADDENTAX GROUP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

	Common Stock		Additional	Retained earnings		Accumulated other	Total
	Shares	Amount	paid-in capital	Unrestricted	Statutory reserve	comprehensive loss	Equity (Deficit)
BALANCE AT MARCH 31, 2020	25,346,004	$25,346	$61,050	$(3,233,122)	$23,514	$56,488	$(3,066,724)
Issuance of common stocks for cash	1,347,000	1,347	6,733,653	-	-	-	6,735,000
Appropriation of Statutory reserve and release of Statutory Reserve with disposition of subsidiaries	-	-	20,630	(10,937)	(9,693)	-	-
Foreign currency translation	-	-	-	-	-	(159,605)	(159,605)
Net loss for the year	-	-	-	(3,590,169)	-	-	(3,590,169)
BALANCE AT MARCH 31, 2021	26,693,004	$26,693	$6,815,333	$(6,834,228)	$13,821	$(103,117)	$(81,498)

Foreign currency translation	-	-	-	-	-	(67,867)	(67,867)
Net loss for the year	-	-	-	77,998	-	-	77,998
BALANCE AT MARCH 31, 2022	26,693,004	$26,693	$6,815,333	$(6,756,230)	$13,821	$(170,894)	$(71,367)

See accompany notes to the consolidated financial statements.

F-5

ADDENTAX GROUP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$77,998	$(3,590,169)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	157,604	101,014
Loss on disposal of plant and equipment	-	46,769
Changes in operating assets and liabilities:
Accounts receivable	2,592,548	(365,122)
Inventories	3,838	67,322
Advances to suppliers	(826,012)	(466,049)
Other receivables	108,951	(186,571)
Accounts payables	(1,786,890)	(268,181)
Accrued expenses and other payables	763,489	409,146
Advances from customers	(654)	28,833
Net cash provided by (used in) operating activities	$1,090,872	$(4,223,008)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(198,122)	(405,851)
Proceeds from sale of property and equipment	-	2,439
Proceeds from disposal of subsidiaries	-	542,242
Cash decreased in disposal of subsidiaries	-	(701,882)
Net cash used in investing activities	$(198,122)	$(563,052)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party borrowings	4,512,014	9,200,975
Repayment of related party borrowings	(5,878,286)	(9,702,083)
Proceeds from bank borrowings	-	87,032
Repayment of bank borrowings	(6,531)	(221,268)
Proceeds from issue of common stocks	-	6,735,000
Net cash used in financing activities	$(1,372,803)	$6,099,656

NET INCREASE IN CASH AND CASH EQUIVALENTS	(480,053)	1,313,596
Effect of exchange rate changes on cash and cash equivalents	25,620	(200)
Cash and cash equivalents, beginning of year	1,845,077	531,681
CASH AND CASH EQUIVALENTS, END OF YEAR	$1,390,644	$1,845,077

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	116	4,588
Cash paid during the year for income tax	23,494	25,867
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease obligations	470,763	9,380,402

See accompany notes to the consolidated financial statements.

F-6

ADDENTAX GROUP CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

1. ORGANIZATION AND BUSINESS ACQUISITIONS

ATXG and its subsidiaries (the “Company”) are engaged in the business of garments manufacturing, providing logistic services, property leasing and management service in the People’s Republic of China (“PRC” or “China”) and epidemic prevention supplies manufacturing and distribution both in China and overseas markets.

2. BASIS OF PRESENTATION

The accompanying consolidated financial statements of the Company and its subsidiaries are prepared pursuant to the rules and regulations of the U.S Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”). All material inter-company accounts and transactions have been eliminated in consolidation.

GOING CONCERN UNCERTAINTY

The accompanying consolidated financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net income of $77,998 and a net loss of $3,590,169 for the year ended March 31, 2022 and 2021, respectively. As of March 31, 2022 and 2021, the Company had net current liability of $4,703,213 and $4,430,933, respectively, and a deficit on total equity of $71,367 and $81,498, respectively.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the CEO. During the year, the CEO has provided financial support for the operations of the Company. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve its strategic objectives, the CEO has indicated the intent and ability to provide additional equity financing.

The growth and development of our business will require a significant amount of additional working capital. We currently have limited financial resources and based on our current operating plan, we will need to raise additional capital in order to continue as a going concern. We currently do not have adequate cash to meet our short or long-term objectives. In the event additional capital is raised, it may have a dilutive effect on our existing stockholders.

We are subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. Due to the absence of a long standing operating history and the emerging nature of the markets in which we compete, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. Our revenue model is new and evolving, and we cannot be certain that it will be successful. The potential profitability of this business model is unproven. We may never ever achieve profitable operations. Our future operating results depend on many factors, including demand for our services, the level of competition, and the ability of our officers to manage our business and growth. As a result of the emerging nature of the market in which we compete, we may incur operating losses until such time as we can develop a substantial and stable revenue base. Additional development expenses may delay or negatively impact the ability of the Company to generate profits. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth, achieve or sustain profitability, or continue as a going concern.

F-7

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(b) Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “ Fair Value Measurements and Disclosures “, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

At March 31, 2022, the Company has no financial assets or liabilities subject to recurring fair value measurements.

The Company’s financial instruments include cash, accounts receivable, advances to suppliers, other receivables, accounts payable, other payables, taxes payables and related party receivables or payables. Management estimates that the carrying amounts of financial instruments approximate their fair values due to their short-term nature. The fair value of amounts with related parties is not practicable to estimate due to the related party nature of the underlying transactions.

(c) Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at bank at March 31, 2022 and 2021.

The Renminbi is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

F-8

(d) Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment, and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. No allowance for doubtful accounts was made for the years ended March 31, 2022 and 2021.

(e) Inventories

Manufacturing segment inventories consist of raw materials, work in progress and finished goods and are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale. When inventories are sold, their carrying amount is charged to expense in the period in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the period the impairment or loss occurs. Write-downs for obsolete finished goods for the year ended March 31, 2022 was approximately $0.02 million. No write-downs for obsolete finished goods for the year ended March 31, 2021.

(f) Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets’ estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Production plant	5-10 years
Motor vehicles	10-15 years
Office equipment	5-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of loss and comprehensive loss. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

F-9

(g) Accounting for the Impairment of Long-Lived Assets and Goodwill

In previous, the Company early adopted ASU 2017-04. Under the new accounting guidance, the Company should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. In previous financial statements for the year ended March 31, 2020, the Company impaired goodwill of $475,003. The Company reperformed the test on goodwill for impairment for the time of reissuance of March 31, 2020 consolidated financial statements and it was determined that recoverable amount of one of the Company’s reporting units was lower than the carrying amount of the goodwill recorded as of March 31, 2018. The Company has restated the impairment of goodwill as if it was impaired during the year ended March 31, 2018.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of March 31, 2022 and 2021.

(h) Revenue Recognition

Revenue is generated through sale of goods and delivery services. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery of the good or service.

F-10

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all product and service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules as of March 31, 2022 and 2021.

Cost of revenues for garment manufacturing segment includes the direct raw material cost, direct labor cost, manufacturing overheads including depreciation of production equipment and rent. Cost of revenue for logistics services segment includes gasoline and diesel fuel, toll charges and subcontracting fees. Cost of revenue of property management and subleasing business was mainly the amortization of right-of-used assets for the subleasing business. Cost of revenue for epidemic prevention supplies business includes cost of merchandise and cost of direct raw materials, direct labor, and manufacturing overheads of our own products.

(i) Earnings Per Share

The Company reports earnings (loss) per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the reporting period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company had no potentially dilutive ordinary shares as of March 31, 2022 and 2021.

(j) Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company has a history of tax losses and there is no convincing evidence that sufficient taxable income will be available against which the deferred tax asset can be utilized, therefore, the Company does not recognize any tax benefits for the year ended March 31, 2022 and 2021.

The Company’s Chinese subsidiaries are governed by the Income Tax Laws of the PRC. The PRC federal statutory tax rate is 25%. The Company files income tax returns with the relevant government authorities in the PRC. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company does not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the years ended March 31, 2022 and 2021. The Company’s effective tax rate differs from the PRC federal statutory rate primarily due to non-deductible expenses, temporary differences and preferential tax treatments.

F-11

The U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment. The Company measured the current and deferred taxes based on the provisions of the Tax legislation. After the Company’s measurement, no deferred tax benefit nor expense was recorded relating to the Tax Act changes for the years ended March 31, 2022 and 2021.

(k) Leases

Lessee

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, The Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Lessor

As a lessor, the Company’s leases are classified as operating leases under ASC 842. Leases, in which the Company is the lessor, are substantially all accounted for as operating leases and the lease components and non-lease components are accounted for separately. Rental income from operating leases is recognized on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized on a straight-line basis over the lease term.

(l) Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This standard will be effective for the Company on April 1, 2023. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s consolidated financial statements.

F-12

4. DISPOSITION OF SUBSIDIARIES

The Company sold its subsidiary DT, a manufacturing company in garment manufacturing segment on October 1, 2020 to a third party and sold HPF, a subsidiary in logistics services segment in November 2020 to another third party. After disposition, the two subsidiaries became third parties to the Company. The Company will not have any businesses with the two subsidiaries nor the buyers. The business operations, customers and suppliers of DT and HPF were retained by the Company; therefore, the disposition of the two subsidiaries did not qualify as discontinued operations.

Financial position of the entities at disposal date and gain or loss on disposal:

Garment Manufacturing Segment

Financial position of DT	September 30, 2020, date of disposal
Current assets	$673,025
Noncurrent assets	-
Current liabilities	(70,481)
Net assets	$602,544

The consideration was at the fair value as of date of disposal, which was also the carrying value of DT, resulting no gain or loss recognized on the disposal.

Logistics Services Segment

Financial position of HPF	November 16, 2020, date of disposal
Current assets	$740,060
Noncurrent assets	42,658
Current liabilities	(565,362)
Net assets	$217,356

The consideration was at the fair value as of date of disposal, which was also the carrying value of DT, resulting no gain or loss recognized on the disposal.

5. RELATED PARTY TRANSACTIONS

Name of Related Parties	Relationship with the Company
Zhida Hong	President, CEO, and a director of the Company
Hongye Financial Consulting (Shenzhen) Co., Ltd.	A company controlled by CEO, Mr. Zhida Hong
Zhongpeng Chen	A legal representative of HPF, became not a related party when HPF was disposed of in November, 2020
Bihua Yang	A legal representative of XKJ
Dewu Huang	A legal representative of YBY
Jinlong Huang	Management of HSW

The Company leases Shenzhen XKJ office rent-free from Bihua Yang.

In September 2020, the Company disposed of $114,229 aged inventories in HSW to Mr. Jinlong Huang at cost with no gain or loss recognized.

F-13

The Company had the following related party balances at the end of the years:

Amount due from related party	2022	2021
Hongye Financial Consulting (Shenzhen) Co., Ltd.	110,242	84,838
	$110,242	$84,838

Being lease of the quarter ended March 31, 2022 paid on behalf of Hongye Financial Consulting (Shenzhen) Co., Ltd. for the shared office in Shenzhen.

Related party debt	2022	2021
Zhida Hong (1)	$3,297,951	$3,727,371
Bihua Yang (2)	31,738	370,523
Dewu Huang (3)	212,290	712,064
Jinlong Huang	153,010	104,006
	$3,694,989	$4,913,964

(1)	The decrease was due to net repayment of debt due to Zhida Hong. During year ended March 31, 2022, the Company received financial support of approximately $0.5 million from Zhida Hong and repaid approximately $0.9 million of debts due to him.

(2)	Being financial support from Bihua Yang for XKJ’s daily operation.

(3)	The decrease of related party debt was mainly due to the repayment of the debt.

The borrowing balances of related party are unsecured, non-interest bearing and repayable on demand.

6. INVENTORIES

Inventories consist of the following as of March 31, 2022 and 2021:

	2022	2021
Raw materials	$184,498	$234,870
Work in progress	1,327	-
Finished goods	80,771	35,564
Total inventories	$266,596	$270,434

7. ADVANCES TO SUPPLIERS

The Company has made advances to third-party suppliers in advance of receiving inventory parts. These advances are generally made to expedite the delivery of required inventory when needed and to help to ensure priority and preferential pricing on such inventory. The amounts advanced to suppliers are fully refundable on demand.

The Company reviews a supplier’s credit history and background information before advancing a payment. If the financial condition of its suppliers were to deteriorate, resulting in an impairment of their ability to deliver goods or provide services, the Company would recognize bad debt expense in the period they are considered unlikely to be collected.

F-14

8. PREPAYMENTS AND OTHER RECEIVABLES

Prepayments and other receivables consists of the following as of March 31, 2022 and 2021:

	2022	2021
Prepayment	14,046	-
Deposit	64,653	155,830
Receivable of consideration on disposal of subsidiaries	269,798	258,929
Other receivables	226,713	269,402
	$575,210	$684,161

9. PLANT AND EQUIPMENT

Plant and equipment consists of the following as of March 31, 2022 and 2021:

	2022	2021
Production plant	$74,034	$71,642
Motor vehicles	1,192,296	1,020,893
Office equipment	28,191	14,073
	1,294,521	1,106,608
Less: accumulated depreciation	(458,102)	(312,631)
Plant and equipment, net	$836,419	$793,977

Depreciation expense for the years ended March 31, 2022 and 2021 was $132,152 and $101,014, respectively.

10. SHORT-TERM BANK LOAN

In August 2019, HSW entered into a facility agreement with Agricultural Bank of China and obtained a line of credit, which allows the Company to borrow up to approximately $153,172 (RMB1,000,000) for daily operations. The loans are guaranteed at no cost by the legal representative of HSW. As of March 31, 2022, the Company has borrowed $151,090 (RMB958,079) (March 31, 2021: $152,607, or RMB1,000,000) under this line of credit with various annual interest rates from 4.34% to 4.9%. The outstanding loan balance was due on September 30, 2021. The Company was not able to renew the loan facility with the bank. The Company is negotiating with the bank on repayment schedule of the loan balance and interest payable.

11. INCOME TAXES

(a)	Enterprise Income Tax (“EIT”)

The Company operates in the PRC and files tax returns in the PRC jurisdictions.

Yingxi Industrial Chain Group Co., Ltd was incorporated in the Republic of Seychelles and, under the current laws of the British Virgin Islands, is not subject to income taxes.

Yingxi HK was incorporated in Hong Kong and is subject to Hong Kong income tax at a progressive rate of 16.5%. No provision for income taxes in Hong Kong has been made as Yingxi HK had no taxable income for the years ended March 31, 2022 and 2021.

F-15

YX were incorporated in the PRC and is subject to the EIT tax rate of 25%. No provision for income taxes in the PRC has been made as YX had no taxable income for the years ended March 31, 2022 and 2021.

The Company is governed by the Income Tax Laws of the PRC. All Yingxi’s operating companies were subject to progressive EIT rates from 5% to 15% in 2022 and 2021. The preferential tax rate will be expired at end of year 2022 and the EIT rate will be 25% from year 2023.

The Company’s parent entity, Addentax Group Corp. is a U.S entity and is subject to the United States federal income tax. No provision for income taxes in the United States has been made as Addentax Group Corp. had no United States taxable income for the years ended March 31, 2022 and 2021.

The reconciliation of income taxes computed at the PRC federal statutory tax rate applicable to the PRC, to income tax expenses are as follows:

	2022	2021
PRC statutory tax rate	25%	25%
Computed expected benefits	$25,373	$(891,076)
Temporary differences	(350)	(50,911)
Permanent difference	(106,866)	56,227
Changes in valuation allowance	105,337	911,627
Reported income tax expense	$23,494	$25,867

As of March 31, 2022, the accumulated tax losses in China amounting to $1.9 million (2021: $1.5 million) will expire in five years. As of March 31, 2022, the accumulated net operating loss carried forward in the US entity was $4.8 million (2021: $4.7 million).

(b)	Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 13%, which is levied on the invoiced value of sales and is payable by the purchaser. The subsidiaries HSW, DT and YS enjoyed preferential VAT rate of 13%. The Companies are required to remit the VAT they collect to the tax authority. A credit is available whereby VAT paid on purchases can be used to offset the VAT due on sales.

For services, the applicable VAT rate is 9% under the relevant tax category for logistic company, except the branch of HPF enjoyed the preferential VAT rate of 3% in 2020. The Company is required to pay the full amount of VAT calculated at the applicable VAT rate of the invoiced value of sales as required. A credit is available whereby VAT paid on gasoline and toll charges can be used to offset the VAT due on service income.

F-16

12. SEGMENT DATA

Segment information is consistent with how management reviews the businesses, makes investing and resource allocation decisions and assesses operating performance. The segment data presented reflects this segment structure. The Company reports financial and operating information in the following four segments:

(a)	Garment manufacturing. Including manufacturing and distribution of garments;

(b)	Logistics services. Providing logistic services;

(c)	Epidemic prevention supplies. Including manufacturing, distribution and trading of epidemic prevention supplies; and

(d)	Property management and subleasing. Providing shops subleasing and property management services for garment wholesalers and retailers in garment market.

The Company also provides general corporate services to its segments and these costs are reported as “Corporate and other”.

Selected information in the segment structure is presented in the following tables:

	Garment	Logistics Services	Property management and leasing	Epidemic prevention supplies	Corporate and other	Totals
Revenue from external customers	2,525,440	5,332,291	4,265,218	567,684	-	12,690,633
Intersegment revenue	-	-	-	-	-	-
Interest income	7,563	86	154	-	15	7,818
Interest expense	8,016	604	678	-	593	9,891
Depreciation and amortization	2,641	123,514	25,451	5,997	-	157,603
Operating income (loss)	75,494	236,777	96,490	51,616	(517,382)	(57,005)
Segment assets	1,784,020	2,610,469	7,608,997	64,885	1,018,689	13,087,060
Expenditures for segment assets	-	149,148	48,974	-	-	198,122

F-17

Geographical Information

The Company operates predominantly in China. In presenting information on the basis of geographical location, revenue is based on the geographical location of customers and long-lived assets are based on the geographical location of the assets.

Geographic Information

	Revenues	Long-Lived Assets
China	12,122,949	7,397,931
United States	567,684	-
Total	12,690,633	7,397,931

13. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following as of March 31, 2022 and 2021:

	2022	2021
Accrued wages and welfare	78,776	82,548
Accrued expenses	55,000	55,000
Other tax payable	55,814	28,242
Rental payable	27,882	29,741
Customers’ deposits	871,730	150,993
Other payables	356,271	335,460
	$1,445,473	$681,984

14. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

The Company implemented new accounting policy according to the ASC 842, Leases, on April 1, 2019 on a modified retrospective basis and did not restate comparative periods. Under the new policy, the Company recognized approximately $0.06 million lease liability as well as right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. Lease liabilities are measured at present value of the sum of remaining rental payments as of March 31, 2022, with discounted rate of 4.75%. A single lease cost is recognized over the lease term on a generally straight-line basis. All cash payments of operating lease cost are classified within operating activities in the statement of cash flows.

The Company leases its head office. The lease period is 5 years with an option to extend the lease. The Company leases its plant and dormitory for 4.5 years with an option to extend the lease.

F-18

The Company leased three floors of a commercial building for 3 years with an option to extend the lease in Humen Town of Dongguan City from the landlord and provides shops subleasing and property management services for garment wholesalers and retailers in the leased property.

The following   table summarizes the components of lease expense:

	2022	2021

Operating lease cost	3,862,342	1,021,267
Short-term lease cost	84,089	35,727
	3,946,431	1,056,994

The following table summarizes supplemental information related to leases:

	2022	2021

Cash paid for amounts included in the measurement of lease liabilities
Operating cash flow used in operating leases	$3,946,431	$1,650,847
Right-of-use assets obtained in exchange for new operating leases liabilities	470,763	9,380,402
Weighted average remaining lease term - Operating leases (years)	1.8	2.8
Weighted average discount rate - Operating leases	4.75%	4.35%

The following table summarizes the maturity of operating lease liabilities:

Years ending March 31	Lease cost
2023	$3,942,718
2024	2,977,548
2025	60,291
Total lease payments	6,980,557
Less: Interest	(450,540)
Total	$6,530,017

F-19

15. SHARE CAPITAL AND RESERVES

Share capital

In August 2020, the Company offered 747,000 common stocks to an individual investor. The subscription price was $5.00 per share. The proceeds were all received in August 2020.

On December 31, 2020, the Company offered 600,000 common stocks to an individual investor. The subscription price was $5.00 per share. The proceeds received will be used for working capital and other general corporate purposes.

Statutory reserve

In accordance with the relevant laws and regulations of the PRC, the subsidiary of the Company established in the PRC is required to transfer 10% of its profit after taxation prepared in accordance with the accounting regulations of the PRC to the statutory reserve until the reserve balance reaches 50% of the subsidiary’s paid-up capital. Such reserve may be used to offset accumulated losses or increase the registered capital of the subsidiary, subject to the approval from the PRC authorities, and are not available for dividend distribution to the shareholders. The amount appropriated to statutory reserve for the years ended March 31, 2022 and 2021 were $Nil and $10,937, respectively. In November 2020, consolidated statutory reserve of $20,630 was transferred to additional paid in capital because there was no liability for the company to provide such reserve due to disposal of a subsidiary. The balance of paid-up statutory reserve was $13,821 as of both March 31, 2021 and 2020.

16. RISKS AND UNCERTAINTIES

(a)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(b)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar. The functional currency of the parent company is the U.S. dollar and the functional currency of the Company’s operating subsidiaries is the Chinese Renminbi (“RMB”). For the subsidiaries whose functional currencies are the RMB, all assets and liabilities are translated at exchange rates at the balance sheet date, which are 6.34 and 6.55 as at March 31, 2022 and March 31, 2021, respectively. Revenue and expenses are translated at the average yearly exchange rates, which are 6.42 and 6.78 for the two years ended March 31, 2022 and 2021, respectively. The equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustments to other comprehensive loss, a component of equity.

F-20

(c)	Concentration Risks

The followings are the percentages of accounts receivable balance of the top five customers over accounts receivable for each segment as at March 31, 2022 and 2021.

Garment manufacturing segment

	March 31, 2022	March 31, 2021
Customer A	85.3%	98.4%
Customer B	11.4%	1.6%
Customer C	3.3%	Nil %

The high concentration as at March 31, 2022 was mainly due to business development of a large distributor of garments. Management believes that should the Company lose any one of its major customers, it was able to sell similar products to other customers.

Logistics services segment

	March 31, 2022	March 31, 2021
Customer A	19.1%	16.6%
Customer B	8.2%	Nil	%
Customer C	8.2%	Nil	%
Customer D	6.7%	Nil	%
Customer E	5.6%	5.5%

Property management and subleasing

There is no account receivable for Property management and subleasing segment as for March 31, 2022.

Epidemic prevention supplies segment

The accounts receivable of Epidemic prevention supplies segment as at March 31, 2022 was from one customer only.

For the year ended March 31, 2022, one from garment segment provided more than 10% of total consolidated revenue of the Company, represented 19.3% of total revenue of the Company.

The high concentration in year ended March 31, 2022 was mainly due to concentration of distributors in garment manufacturing business and epidemic prevention supplies business. Management believes that should the Company lose any one of its major customers, it was able to sell similar products to other customers.

F-21

The following tables summarized the percentages of purchases from five largest suppliers of each of the reportable segment purchase for the years ended March 31, 2022 and 2021.

	Year ended
	March 31,
	2022	2021
Garment manufacturing segment	99.3%	98.7%
Logistics services segment	96.4%	49.9%
Property management and subleasing	100.0%	100.0%
Epidemic prevention supplies	100.0%	90.8%

Management believes that should the Company lose any one of its major suppliers, other suppliers are available that could provide similar products to the Company.

(d)	Interest Rate Risk

The Company’s exposure to interest rate risk primarily relates to the interest expenses on our outstanding bank borrowings and the interest income generated by cash invested in cash deposits and liquid investments. As of March 31, 2022, the total outstanding borrowings amounted to $152,090 (RMB958,079) with various interest rate from4.84% to 6.96% p.a. (Note 10)

(e) COVID-19

The Coronavirus Disease (COVID-19) outbreak and the measures taken to contain the spread of the pandemic have created a high level of uncertainty to global economic prospects and this has impacted the Company’s operations and its financial performance of the financial year and subsequent to the financial year end.

As the situation continues to evolve with significant level of uncertainty, the Company is unable to reasonably estimate the full financial impact of the COVID-19 outbreak. The Company is monitoring the situation closely and to mitigate the financial impact, it is conscientiously managing its cost by adopting an operating cost reduction strategy and conserving liquidity by working with major creditors to align repayment obligations with receivable collections.

17. SUBSEQUENT EVENTS

There is no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-22

ADDENTAX GROUP CORP.

5,000,000 Shares of Common Stock

PROSPECTUS

Network 1 Financial Securities, Inc.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until and including September 24, 2022 (twenty-five (25) days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this prospectus is August 30, 2022